UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☑
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

OHIO VALLEY BANC CORP.
(Exact Name of Small Business Issuer as Specified in its Charter)

(Name of person(s) filing proxy statement, if other than registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4) Date Filed:

[OVBC LOGO]
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 9, 2012

Dear Shareholder:

We take pleasure in inviting you to our Annual Meeting of Shareholders, which will be held on Wednesday, May 9, 2012, at 5:00 p.m., Eastern Daylight Saving Time, at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio.

The Annual Meeting will be held for several purposes:

•	election of directors;
•	ratification of the selection of the Company’s independent registered public accounting firm; and
•	transaction of such other business as may properly come before the meeting.

At the meeting, we will also report to you on our operations during the past year and plans for the future.

The close of business on March 23, 2012 has been fixed as the record date for determination of shareholders entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any adjournment thereof.

The formal Notice of Annual Meeting, the Proxy Statement and a proxy are enclosed or available at http://www.ovbc.com/go/proxyinfo, depending on your preference.  After reading the Proxy Statement, please promptly fill in, sign and return to us the enclosed proxy in the envelope provided.  You may also submit your proxy electronically by going to the Company’s website at http://www.ovbc.com and following the instructions on that website, or by calling toll free 1-800-555-8140 and following the instructions provided by the recorded message.  We urge you to submit your proxy to ensure that your shares are represented.

Last year, 79% of the Company's shares were represented in person or by proxy at the Annual Meeting.  Please help us exceed last year’s participation by signing and returning your proxy or submitting your proxy electronically or by telephone today.

We hope to see many of you in person at the Annual Meeting.  There will be a social hour beginning at 4:00 p.m.  Hors d'oeuvres and beverages will be served, and we hope you will take this opportunity to become acquainted with the officers and directors of your Company.

Sincerely,

/s/Jeffrey E. Smith	/s/ Thomas E. Wiseman
Jeffrey E. Smith	Thomas E. Wiseman
Chairman and Chief Executive Officer	President and Chief Operating Officer

Dated:  March 30, 2012

OHIO VALLEY BANC CORP.
P.O. Box 240
Gallipolis, Ohio 45631
1-800-468-6682

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 9, 2012
5:00 p.m.

Gallipolis, Ohio
March 30, 2012

To the Shareholders of
Ohio Valley Banc Corp.

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Ohio Valley Banc Corp. (the “Company”) will be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, the 9th day of May, 2012, at 5:00 p.m., Eastern Daylight Saving Time, for the following purposes:

1.	To elect one Director of the Company to serve for a two-year term;

2.	To elect three Directors of the Company, each to serve for a three-year term;

3.	To consider and vote upon ratification of the selection of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ended December 31, 2012; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Only holders of common shares of the Company of record at the close of business on March 23, 2012 will be entitled to vote at the Annual Meeting and any adjournment.

You are cordially invited to attend the Annual Meeting.  The vote of each shareholder is important, whatever the number of common shares held.  Whether or not you plan to attend the Annual Meeting, please submit a proxy promptly.  You may submit a proxy to vote your shares electronically by going to the Company’s website at http://www.ovbc.com and following the instructions on that website, or by calling toll free 1-800-555-8140 and following the instructions provided by the recorded message.  Alternatively, you can request a printed copy of the proxy materials and use the enclosed proxy.  If you attend the Annual Meeting, you may revoke your proxy and vote in person if you are a registered shareholder.  Attendance at the Annual Meeting will not, by itself, constitute revocation of your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Jeffrey E. Smith
Jeffrey E. Smith
Chairman and Chief Executive Officer

/s/Thomas E. Wiseman
Thomas E. Wiseman
President and Chief Operating Officer

OHIO VALLEY BANC CORP.
P.O. Box 240
Gallipolis, Ohio 45631
1-800-468-6682

March 30, 2012

PROXY STATEMENT

This proxy statement and the accompanying proxy are first being provided to shareholders on or about March 30, 2012 to shareholders of Ohio Valley Banc Corp. (the “Company”) regarding the Annual Meeting of Shareholders to be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, May 9, 2012, at 5:00 p.m., Eastern Daylight Saving Time (the “Annual Meeting”).

Voting by Proxy

A proxy for use at the Annual Meeting is solicited by the Board of Directors of the Company.  You may ensure your representation by completing, signing, dating and promptly submitting a proxy which will be mailed to you on or about April 11, 2012.  You may also submit your proxy electronically by going to the Company’s website at http://www.ovbc.com  and following the instructions on that website, or by calling toll free 1-800-555-8140 and following the instructions provided by the recorded message. The deadline for transmitting voting instructions electronically via the Internet or by telephone is 11:59 p.m. Eastern Daylight Saving Time, on May 8, 2012.  Shareholders who submit a proxy via the Internet will incur only their usual Internet access charges, if any.  Without affecting any vote previously taken, you may revoke your proxy at any time before it is voted at the Annual Meeting (1) by giving written notice of revocation to the Secretary of the Company, at the address of the Company set forth on the cover page of this proxy statement; (2) by executing a later-dated proxy that is received by the Company prior to the Annual Meeting or submitting a later-dated proxy via the Internet prior to the deadline for doing so; or (3) if you are the registered owner of your common shares, by attending the Annual Meeting and giving notice of revocation in person.  If your common shares are held in the name of your broker/dealer, financial institution or other holder of record and you wish to revoke your proxy in person, you must bring an account statement or letter from the broker/dealer, financial institution or other holder of record indicating how many common shares you held beneficially on March 23, 2012, the record date for voting.  Attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy.

Shares Held in “Street Name”

If you hold your common shares in “street name” with a broker, financial institution or other holder of record, you may be eligible to appoint your proxy electronically via the Internet or by telephone and you may incur costs associated with the electronic access.  If you hold your common shares in “street name,” you should review the information provided to you by the holder of record.  This information will describe the procedures to be followed in instructing the holder of record how to vote the street name common shares and how to revoke previously given instructions.

If you hold your common shares in “street name” and wish to vote your shares in person at the Annual Meeting, you must bring a letter or proxy from your broker/dealer, financial institution or other nominee authorizing you to vote your shares on behalf of such record holder.

Who is Entitled to Vote

Only shareholders of record at the close of business on March 23, 2012, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment.  As of March 23, 2012, 4,029,439 common shares were outstanding and entitled to be voted at the Annual Meeting.  Each common share entitles the holder thereof to one vote on each matter submitted to the shareholders at the Annual Meeting.  A quorum for the Annual Meeting is a majority of the outstanding common shares.

Costs of Proxy Solicitation

The Company will bear the costs of preparing, printing and mailing this proxy statement, the proxy and any other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Company’s Board of Directors, other than the Internet access and telephone usage charges a shareholder may incur if proxy materials are accessed on the internet or if a proxy is appointed electronically.  Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of the Company and its subsidiaries by further mailing, telephone, facsimile, electronic mail or personal contact.  The Company will also pay the standard charges and expenses of brokers, voting trustees, financial institutions and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding materials to the beneficial owners of common shares entitled to vote at the Annual Meeting.

Employee Stock Ownership Plan Participants

If you are a participant in the Ohio Valley Banc Corp. Employees’ Stock Ownership Plan (the “ESOP”) and common shares have been allocated to your account in the ESOP, you will be entitled to instruct the trustee of the ESOP how to vote those common shares and you will receive your voting instructions separately.  If you give no instructions to the trustee of the ESOP, the trustee will vote the common shares allocated to your ESOP account in its sole discretion.

Vote Required

Quorum.  Common shares represented by properly executed proxies returned to the Company prior to the Annual Meeting will be counted toward the establishment of a quorum for the Annual Meeting.  A majority of the outstanding common shares of the Company must be represented in person or by proxy at the Annual Meeting to establish a quorum.

Director elections.  The nominee receiving the greatest number of votes for the class of directors whose terms expire in 2014 will be elected as a director for that term.  The three nominees receiving the greatest number of votes for the class of directors whose terms expire in 2015 will be elected as directors for that term.

Ratification of selection of independent registered public accounting firm.  The affirmative vote of a majority of the shares participating in the voting is required to ratify the selection of Crowe Horwath LLP as the independent registered public accounting firm.

Effect of broker non-votes and abstentions.  Brokers who hold common shares in street name may, under the applicable regulations of the Securities and Exchange Commission (the "SEC") and the rules of exchanges and other self-regulatory organizations of which the brokers are members, sign and submit proxies for common shares of the Company and may vote such common shares on certain matters.  However, brokers who hold common shares in street name may not vote common shares on other matters without specific instruction from the customer who owns the common shares.  Proxies that are signed and submitted by brokers that have not been voted on certain matters are referred to as representing "broker non-votes."

Broker non-votes and abstentions count toward the establishment of a quorum for the Annual Meeting.  Pursuant to rules of the New York Stock Exchange, member brokers are not permitted to vote without customer instruction with respect to the election of directors.  In addition, SEC regulations prohibit brokers from voting without customer instruction on the approval of named executive officer compensation and on the frequency of shareholder votes on named executive officer compensation.  Neither broker non-votes nor abstentions will be considered to be participating in the voting and therefore will have no effect on the election of directors or the approval of named executive officer compensation, recommendation of a frequency for such votes or ratification of the selection of independent registered public accounting firm.

Directions to Annual Meeting Location

To obtain directions to attend the Annual Meeting and vote in person, please call Deborah A. Carhart, Assistant Vice President, Shareholder Relations, at 1-800-468-6682 or 1-740-446-2631.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder
Meeting to Be Held on May 9, 2012

This proxy statement, a sample of the form of proxy provided to shareholders by the Company, and the Company’s 2011 Annual Report to Shareholders are available on the Company’s website at http://www.ovbc.com/go/proxyinfo.

The Annual Report of the Company for the fiscal year ended December 31, 2011, including financial statements, is being made available with this proxy statement.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates, as of March 23, 2012, certain information concerning the only shareholders known by the Company to be the beneficial owners of more than five percent (5%) of the outstanding common shares of the Company.

Name and Address	No. of Common Shares and Nature of Beneficial Ownership	Percent of Class (1)

Morris and Dorothy Haskins Foundation, Inc. 1767 Chestnut Street Bowling Green, KY 42101	265,972 (2)	6.60%

The Ohio Valley Bank Company Ohio Valley Banc Corp. Employees’ Stock Ownership Plan 420 Third Avenue P.O. Box 240 Gallipolis, OH 45631	261,564 (3)	6.49%

(1)	The percent of class is based upon 4,029,439 common shares outstanding as of March 23, 2012.

(2)
Based on information contained in a Schedule 13G filed with the SEC on February 16, 2010, Carol H. Wedge and Paul D. Wedge, Jr. share voting and dispositive power with respect to the 265,972 common shares as the trustees of the Foundation.

(3)
As of March 23, 2012, all 249,294 shares in the ESOP were allocated to the accounts of ESOP participants.  The Ohio Valley Bank Company (the “Bank”) is the trustee of the ESOP and votes all shares allocated to the accounts of participants as directed by the participants to whose accounts such shares have been allocated.  With respect to unallocated shares and allocated shares with respect for which no instructions have been received, the trustee shall vote such shares in the Trustee’s discretion.  The trustee has limited power to dispose of ESOP shares.  The Bank also has sole voting and investment power with respect to 12,270 shares held as trustee for various other trusts.

The following table furnishes information regarding the beneficial ownership of common shares of the Company, as of March 15, 2012, for each current Director, each nominee for election to the Board of Directors, each executive officer named in the Summary Compensation Table and all current Directors and executive officers as a group.

Name	No. of Common Shares and Nature of Beneficial Ownership (1)	Percent of Class (2)

Anna P. Barnitz	2,962 (3)	.07%
Steven B. Chapman	3,162 (4)	.08%
Katrinka V. Hart (5)	13,367 (6)	.33%
Harold A. Howe	16,972 (7)	.42%
E. Richard Mahan (5)	9,628 (8)	.24%
Larry E. Miller, II (5)	10,348 (9)	.26%
Brent A. Saunders	6,956 (10)	.17%
Scott W. Shockey (5)	3,698 (11)	.09%
Jeffrey E. Smith (5)	21,116 (12)	.52%
David W. Thomas	4,531 (13)	.11%
Roger D. Williams	11,090 (14)	.28%
Lannes C. Williamson	5,346 (15)	.13%
Thomas E. Wiseman (5)	18,672 (16)	.46%

All Directors and executive officers as a Group (13 persons)	127,848	3.17%

(footnotes on next page)

(1)
Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table.  All fractional common shares have been rounded down to the nearest whole common share.  The Company has never granted options to purchase its common shares.  The mailing address for each of the current Directors and executive officers of the Company is P.O. Box 240, Gallipolis, Ohio 45631.

(2)	The percent of class is based on 4,029,439 common shares outstanding on March 15, 2012.

(3)	Represents 2,889 common shares held jointly by Mrs. Barnitz and her spouse, as to which she shares voting and investment power, and 72 common shares held by Mrs. Barnitz as custodian for her children.

(4)
Includes 3,052 common shares held jointly by Mr. Chapman and his spouse, as to which he shares voting and investment power.  The number shown also includes 110 common shares held by a broker for Mr. Chapman’s spouse in a self-directed individual retirement account, as to which she has sole voting and investment power.

(5)	Executive officer of the Company.

(6)	Includes 8,910 common shares held for the account of Ms. Hart in the ESOP.

(7)
Includes 9,565 common shares held jointly by Mr. Howe and his spouse, as to which he shares voting and investment power; 6,902 common shares held in a self-directed individual retirement account at Ohio Valley Bank, as to which Ohio Valley Bank has voting power and Mr. Howe has investment power; and 503 common shares held jointly by Mr. Howe and his children as to which he shares voting and investment power.

(8)	Includes 4,950 common shares held jointly by Mr. Mahan and his spouse, as to which he shares voting and investment power; and 4,678 common shares held for the account of Mr. Mahan in the ESOP.

(9)	Includes 3,750 common shares held jointly by Mr. Miller and his spouse, as to which he shares voting and investment power; and 6,598 common shares held for the account of Mr. Miller in the ESOP.

(10)
Includes 3,361 common shares held jointly by Mr. Saunders and his spouse, as to which he shares voting and investment power; 214 common shares held by Mr. Saunders as custodian for the benefit of his daughter; and 243 common shares held by a broker in a self-directed individual retirement account, as to which the broker has voting power and Mr. Saunders has investment power.

(11)	Includes 3,197 common shares held for the account of Mr. Shockey in the ESOP.

(12)
Includes 600 common shares held by Mr. Smith’s spouse, as to which she has sole voting and investment power; 336 common shares held by Mr. Smith’s spouse as custodian for the benefit of his daughter, as to which Mr. Smith’s spouse exercises sole voting and investment power; and 15,834 common shares held for the account of Mr. Smith in the ESOP.

(13)	Represents common shares held jointly by Mr. Thomas and his spouse, as to which he shares voting and investment power.

(14)
Includes 6,908 common shares held by Mr. Williams’ spouse, as to which she has sole voting and investment power; and 4,182 common shares held by Mr. Williams in a trust account, as to which he has sole voting and investment power.

(15)
Includes 27 common shares held by Mr. Williamson’s spouse, as to which she has sole voting and investment power; and 4,706 common shares held by a broker in a self-directed individual retirement account, as to which the broker has voting power and Mr. Williamson has investment power.

(16)
Includes 17,279 common shares held jointly by Mr. Wiseman and his spouse, as to which he shares voting and investment power; 639 common shares held by Mr. Wiseman as custodian for the benefit of his daughter; 206 common shares held by Mr. Wiseman as custodian for the benefit of his grandchildren; and 546 common shares held for the account of Mr. Wiseman in the ESOP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s Directors and executive officers, as well as any persons holding more than 10% of the Company’s outstanding common shares, are required to report their initial ownership of common shares and any subsequent changes in their ownership to the SEC.  Specific due dates have been established by the SEC for such filings, and the Company is required to disclose in this proxy statement any failure to file by those dates.  Based on its review of  (1) Section 16(a) reports filed on behalf of these individuals for their transactions during the Company’s 2011 fiscal year and  (2) documentation received from one or more of these individuals that no annual Form 5 reports were required to be filed by them for the Company’s 2011 fiscal year, the Company believes that all Section 16(a) reports were filed timely.

PROXY ITEMS 1 AND 2:  ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of nine members – four in the class whose terms expire at the Annual Meeting, three in the class whose terms expire in 2013 and two in the class whose terms expire in 2014.  Section 2.02(C) of the Company’s Regulations provides that the Directors may change the number of Directors and fill any vacancy created by an increase in the number of Directors (provided that the Directors may not increase the number of Directors to more than twelve or reduce the number of Directors to less than five).

In 1980, the Board of Directors of the Bank adopted a policy that each person becoming a Director of the Bank after that date would be expected to retire at the next annual meeting of shareholders of the Bank following the Director's 70th birthday.  Since the Company was formed as the holding company of the Bank in 1992, the Directors of the Company have followed that same practice, although neither the Company nor the Bank has ever provided such a requirement in its articles of incorporation or regulations or included any such provision in the charter of the Nominating and Corporate Governance Committee.  In order to better allocate committee members among the classes of Directors, the Board of Directors determined to nominate one Director for a term expiring in 2014 and three Directors for a term expiring in 2015.

The Board of Directors proposes that Lannes C. Williamson be re-elected for a two-year term and that Anna P. Barnitz, Roger D. Williams and Thomas E. Wiseman be re-elected for a three-year term.  Each nominee was recommended to the Board of Directors by the Nominating and Corporate Governance Committee.  Each person elected as a Director at the Annual Meeting will hold office for the term indicated and until his successor is duly elected and qualified or until his earlier resignation, removal from office or death.  The nominee for election as a Director for the term expiring in 2014 receiving the greatest number of votes will be elected.  Similarly, the three nominees for election as Directors for the term expiring in 2015 receiving the greatest number of votes will be elected.  Common shares represented by properly executed and returned proxies will be voted FOR the election of the Board of Directors’ nominees unless authority to vote for one or more nominees is withheld.  Common shares as to which the authority to vote is withheld will be counted for quorum purposes, but will not be counted toward the election of Directors or toward the election of the individual nominees specified on the proxy.

           The following discussion provides certain information, as of March 15, 2012, concerning each nominee for election as a Director of the Company.

Nominee for Election for Term Expiring in 2014

Lannes C. Williamson, Age 67
Director of the Bank since 1997; Director of the Company since 2000

Mr. Williamson is the President of L. Williamson Pallets, Inc., a West Virginia wood pallet manufacturing business.  Mr. Williamson has owned and operated this business for over 40 years.  Consistent with small business ownership, his responsibilities have encompassed every aspect from procurement to sales; from equipment selection to production; from efficiencies to human relations; from financial to regulatory.  Mr. Williamson has significant experience doing business with the U.S. Government.  His experience as a small business owner and U.S. Government contractor enables him to make informed contributions involving financial requests from small business customers, including certification by and sales to the federal government.  Mr. Williamson has been and is involved in a myriad of forestry related organizations, such as past president and multiple year executive board member, West Virginia Forestry Association, currently serving as its First Vice President; Board of Directors of National Wooden Pallet and Container Association; Chair Industry Advisory Board – Center for Unit Load Design-VT; Strategic Plan Development for West Virginia Forests; and citizen member of the West Virginia Forest Management Review Commission.  He has also been active in the community, having served 25 years on the Mason County Fair Board as well as being an immediate past board member of the Mason County Chamber of Commerce.  Mr. Williamson continues to serve on the Mason County Development Authority Board, Route 35 Committee and the Executive Board-Regional Contracting Assistance Center.  He is a member of the Pleasant Valley Hospital Board of Trustees and serves on its Finance Committee.  Mr. Williamson is a member of the Company’s Audit Committee and Board Enterprise Risk Committee.  Since 1997, he has been a member of the Ohio Valley Bank’s West Virginia Advisory Board.

Nominees for Election for Terms Expiring in 2015

Anna P. Barnitz, Age 49
Director of the Bank since 2001; Director of the Company since 2003

Mrs. Barnitz has served since 1988 as the Treasurer and Chief Financial Officer at Bob’s Market and Greenhouses, Inc., a multimillion dollar wholesale distributor of horticultural products with retail landscaping stores.   From 1985 until 1988 she served as a Senior Auditor for Charleston National Bank and Key Centurion Bancshares.  In the early 1990’s, she served on the BankOne N.A. Point Pleasant, West Virginia Board.  Since 1997 she has been a member of Ohio Valley Bank’s West Virginia Advisory Board.  She is a member of the Company’s Executive and Audit Committees serving as Secretary on the Audit Committee.  In addition, she serves as Chair of the Compensation and Management Succession Committee and is a member of the Board Enterprise Risk Committee and is also a member of the Ohio Valley Bank’s Executive Committee, Information Technology Steering Committee, and Asset Quality Oversight Committee.  Mrs. Barnitz’s financial expertise coupled with her audit and banking background makes her an ideal board member.

Roger D. Williams, Age 61
Director of the Bank since 2005; Director of the Company since 2006

Mr. Williams is retired President, Bob Evans Restaurants, a division of Bob Evans Farms, Inc., which owns and operates 713 full service restaurants and produces a complete line of retail food products.  Mr. Williams’ career at Bob Evans Farms, Inc. spanned over 40 years.  During Mr. Williams’ tenure he served in a variety of positions, including restaurant employee; Unit Manager; District Manager; Vice President, Regional Manager; Vice President, Director of Marketing, Senior Vice President, Director of Marketing; Group Vice President Marketing/Purchasing; Senior Group Vice President, Marketing/Purchasing/Food Products; and Executive Vice President,  prior to assuming the role of President.  He possesses extensive management and marketing experience.  Additionally, he is known for his leadership, strategic thinking and business acumen.    He also serves on the Board of Directors of Lecere Corporation, which develops and markets an integrated, web-based suite of point-of-sale and restaurant management software tools.  Mr. Williams is past Chairman of the University of Rio Grande Board of Trustees and has served as a member of the University of Rio Grande Board of Trustees for over 30 years.  He is past President of the Board of Trustees for the Columbus Country Club and member of the Central Ohio Breathing Association.  Mr. Williams is a member of the Ohio Valley Bank’s Strategic Planning Committee.

Thomas E. Wiseman, Age 53
Director of the Bank and the Company since 1992

Mr. Wiseman has been the President and Chief Operating Officer (COO) of the Company since January 2010 and President of the Company’s subsidiary, Ohio Valley Financial Services Agency, LLC, since March 2010.  From 1980 until becoming President and COO of the Company, Mr. Wiseman served as President of The Wiseman Agency, Inc., a successful insurance and financial services company and one of the largest independent insurance agencies by premium volume in southern Ohio and northwestern West Virginia. The agency operates primarily in the same footprint as does the Company, which gives Mr. Wiseman a unique perspective of the Company’s market.  Mr. Wiseman has over 30 years of risk management experience, working with a variety of businesses from small retail stores to nationally recognized companies.  He has extensive experience in analyzing risk both on the balance sheet as well as the income statement.  Mr. Wiseman has served as the past president of the Independent Insurance Agents of Ohio, Gallia County Area Chamber of Commerce, Gallia County Community Improvement Corporation and the Gallipolis Rotary Club.  He has been a past director of the Independent Insurance Agents and Brokers of America, Southeastern Ohio Regional Council, University of Rio Grande (Emerson E. Evans School of Business), Century Surety Insurance Company, French Art Colony and Holzer Vanguard.  Mr. Wiseman has been the past chairman of the United Way of Gallia County and the Care Committee for new schools.  Mr. Wiseman served as the Company’s Lead Independent Director from 2005 until 2010.  He is Chairman of the Company’s Executive Committee, a member of the Management Enterprise Risk Committee and Ex Officio member of the Board Enterprise Risk Committee.  Mr. Wiseman is also a member of the following Ohio Valley Bank committees: Executive (Chair), Strategic Planning, Asset Liability, Officers’ Loan and Large Loan Review.

The Board of Directors recommends that shareholders vote FOR the election of the above nominees.

While it is contemplated that all nominees will stand for election, if one or more nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a Director, the individuals designated as proxy holders reserve full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors.  The Board of Directors knows of no reason why any of the nominees named above will be unavailable or unable to serve if elected to the Board.

The following discussion provides certain information concerning the current Directors who will continue to serve after the Annual Meeting.  Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

Directors With Terms Expiring In 2013

Steven B. Chapman, Age 65
Director of the Bank since 1999; Director of the Company since 2001

Mr. Chapman is a partner at Chapman & Burris CPA’s LLC.  He has been a certified public accountant for over 40 years, performing business advisory services, and preparing taxes in all areas.  Additionally, Mr. Chapman has assisted in organizing various nonprofit organizations and has continued to serve as advisor and tax preparer for the same.  He has developed and currently participates in the management of various real estate, residential and commercial projects employing 7 people.   Prior to establishing his CPA firm, Mr. Chapman had over 5 years of “Big 8” experience, including industrial, commercial and bank audit expertise.  He served as Chairman of the Board for the University of Rio Grande for two years and has been a member of that board in excess of 10 years.  Mr. Chapman is currently serving on the Finance Committee and the Audit Committee at the University of Rio Grande.  He is the Chairman of the Boards of Holzer Hospital and Holzer Hospital of Jackson, Ohio with over 1,500 employees.  He is a member of the Company’s Executive Committee and Board Enterprise Risk Committee.  In addition, Mr. Chapman Chairs the Audit Committee and the Investment and Advisory Committee for the Ohio Valley Banc Corp. Profit Sharing Retirement Plan. Mr. Chapman is also a member of the Executive Committee and the Asset Quality Oversight Committee of Ohio Valley Bank. Mr. Chapman’s substantial financial experience qualifies him as an “audit committee financial expert” for purposes of Item 401(h) of SEC Regulation S-K based on his training and experience as a Certified Public Accountant.

Harold A. Howe, Age 61
Director of the Bank since 1998; Director of the Company since 2005

Mr. Howe is a self-employed businessman with an emphasis in real estate investment and rental property.  He also owns several small businesses in the Jackson, Ohio area.  As such he understands the demands and needs of small businesses, which are a key constituent of the Company.  Mr. Howe has 30 years of banking experience with the former Jackson Savings Bank, serving as president for 8 of those years.  During his tenure at Jackson Savings Bank, Mr. Howe presided over the Jackson Savings Bank’s conversion to a stock company as well as the sale of Jackson Savings Bank to the Company in December 1998 and its subsequent merger into the Company in November 2000.  Because of Mr. Howe’s background and experience, he is very familiar with the various challenges that must be overcome to be successful in the financial services industry.  He is very active in the community of Jackson, Ohio serving as President of the Jackson Community Improvement Corporation as well as being a member of the Metropolitan Housing Board.  Mr. Howe is a member of a number of community organizations, such as Rotary, Elks, Moose and the Jaycees.  Mr. Howe is a member of the following committees of the Company: Executive, Compensation and Management Succession, Nominating and Corporate Governance, and the Investment and Advisory Committee for the Ohio Valley Banc Corp. Employee Stock Ownership Plan.  Mr. Howe is also a member of the Executive Committee and Trust Committee of Ohio Valley Bank.

Jeffrey E. Smith, Age 62
Director of the Bank since 1987; Director of the Company since 1992

Mr. Smith has served as Chairman and Chief Executive Officer (CEO) of the Company since January 2010.  Between April 2000 and December 2009 he served as the Company’s President and CEO.  He has been employed in numerous capacities with the Company since 1973.  Mr. Smith is a member of the Executive Committee and an Ex Officio member of the Board Enterprise Risk Committee of the Company.  In addition, he is a member of the Executive, Strategic Planning, Asset Liability and Large Loan Review Committees of Ohio Valley Bank.  Mr. Smith is a past Chairman of the University of Rio Grande Board of Trustees and has served as a member of the University of Rio Grande Board of Trustees for over 25 years.  Presently, he is also a member of the Finance and Investment Committee for the University of Rio Grande.  Throughout his career, Mr. Smith has served on the boards of a number of community and nonprofit organizations.

Directors With Terms Expiring In 2014

Brent A. Saunders, Age 54
Director of the Bank since 2001; Director of the Company since 2003

Mr. Saunders has been a partner with the law firm of Halliday, Sheets & Saunders since 1983.  With over 25 years of experience as a practicing attorney, Mr. Saunders’ fields of expertise include the following areas of the law: contracts, deeds, mortgages, title searches, leasing, foreclosures, corporations, partnerships and collections.  He also serves as the President and CEO of Holzer Consolidated Health Systems, which is a significant employer in the Company’s market.  Mr. Saunders has also served as the Prosecuting Attorney for Gallia County and as the City Solicitor for the City of Gallipolis, Ohio. He is a member of the following committees of the Company:  Executive, Compensation and Management Succession, Board Enterprise Risk and Nominating and Corporate Governance Committee (Chair).  Additionally, Mr. Saunders is a member of the Executive Committee and the Trust Committee (Chair) of Ohio Valley Bank.  Mr. Saunders’ legal expertise, strong work ethic, ability to analyze all sides of an issue and effective communication skills permit him to make significant contributions to the Company.

David W. Thomas, Age 56
Director of the Bank and the Company since 2007

Mr. Thomas is retired Chief Examiner for the Ohio Division of Financial Institutions (ODFI).  In his 30 years with the ODFI, Mr. Thomas gained extensive knowledge in the areas of bank supervision and regulation.  He is very adept at interpreting banking laws, regulations and rules.  Banking regulation seems to be expanding exponentially, making Mr. Thomas’s expertise in this area very valuable to the Company.  Mr. Thomas has an excellent grasp of the most challenging issues facing the financial services industry as well as the risk management principles essential to profitably manage those challenges.  He is also skilled in analyzing corporate and bank financial statements, which is key to effective cash flow analysis.  In January 2010, Mr. Thomas became the Company’s Lead Independent Director.  Mr. Thomas is a member of the following committees of the Company:  Audit, Executive, Nominating and Corporate Governance and Board Enterprise Risk (Chair).  As Independent Lead Director, he is also an Ex Officio member of all other standing Board committees of the Company.  Additionally, Mr. Thomas is a member of the following committees of Ohio Valley Bank:  Executive, Strategic Planning (Ex Officio), Trust (Ex Officio), and Asset Quality Oversight (Chair).

The Board of Directors of the Company has determined that all of the Directors except Messrs. Smith and Wiseman are “independent” under the listing standards of The NASDAQ Stock Market, LLC (“Nasdaq”).  In determining independence, the Board of Directors considered loan and deposit relationships with each director, fees paid to Mr. Saunders for legal services, and notes issued to the Wiseman Agency (discussed in this proxy statement under the heading “Certain Relationships and Related Transactions”).  The rules of Nasdaq do not deem such relationships to disqualify a Director from being deemed independent.  The Board of Directors does not believe such relationships interfere with the Directors’ exercise of independent judgment in carrying out their responsibilities as Directors.

There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

Meetings of and Communications with the Board of Directors

The Board of Directors held a total of 13 meetings during 2011.  Each incumbent Director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which the Director served, in each case during the Director’s period of service in 2011.  In accordance with applicable Nasdaq Marketplace Rules, the independent directors meet in executive session as appropriate matters for their consideration arise.

The Company encourages all incumbent Directors and Director nominees to attend each annual meeting of shareholders.  Except for Mr. Williamson, all of the incumbent Directors and Director nominees attended the Company’s last annual meeting of shareholders held on May 11, 2011.

The Company has an informal process by which shareholders may communicate directly with Directors.  Any communication to the Board may be mailed to David W. Thomas, Lead Director, in care of Investor Relations at the Company’s headquarters, P.O. Box 240, Gallipolis, Ohio 45631.  The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.”  There is no screening process, and all shareholder communications that are received for the Board’s attention will be forwarded to all Directors.

Board Leadership Structure

Leadership succession is vital to the future health of the Company.  In November 2009, the Independent Directors of the Company, upon recommendation of the Compensation and Management Succession Committee, named Jeffrey E. Smith Chairman of the Board and Chief Executive Officer (CEO) of Ohio Valley Banc Corp. and The Ohio Valley Bank Company; and named Thomas E. Wiseman President and Chief Operating Officer of Ohio Valley Banc Corp. and The Ohio Valley Bank Company, effective January 1, 2010.  In his role as President and Chief Operating Officer, Mr. Wiseman is no longer considered to be independent.  Desiring to maintain and foster a strong independent presence on the Board of Directors, in January 2010, the Independent Directors of the Company named David W. Thomas as the Lead Independent Director of the Company.

The Lead Independent Director presides at all meetings of the independent directors and is an Ex Officio member of all standing committees of the Company, including the Board Enterprise Risk Committee.  His duties include making recommendations regarding the structure of the Board of Directors as well as committee meetings; assisting in establishing agendas of the Board of Directors; overseeing evaluations and performance of members of the Board of Directors; chairing executive sessions of the independent directors; and overseeing the Company’s shareholder communication policies and procedures.  Additionally, he has the authority to call meetings of the independent directors of the Company.

The Board of Directors chose to combine the Chief Executive Officer and Chairman positions at this time because the Board believes that the CEO’s day-to-day management of the Company provides a comprehensive understanding of the performance of  the Company and its most pressing issues, which are crucial for leading Board discussions.  Furthermore, the Board believes the Lead Independent Director has sufficient authority to provide the Board with independent leadership when appropriate and to lead the Board’s risk oversight function.

Committees of the Board

The Board of Directors has five standing committees:  the Audit Committee, the Compensation and Management Succession Committee, the Executive Committee, the Nominating and Corporate Governance Committee, and the Board Enterprise Risk Committee.

Audit Committee

The Audit Committee is comprised of Anna P. Barnitz, Steven B. Chapman (Chairman), David W. Thomas and Lannes C. Williamson.  The Board of Directors has determined that each member of the Audit Committee qualifies as independent under Nasdaq Marketplace Rules 4200(a)(15) and 4350(d)(2) as well as under Rule 10A-3 promulgated under the Exchange Act.

The Board of Directors believes that each member of the Audit Committee has substantial financial experience and is highly qualified to discharge such member’s duties.   Additionally, the Board of Directors has determined that Steven B. Chapman qualifies as an “audit committee financial expert” for purposes of Item 401(h) of SEC Regulation S-K based on his training and experience as a Certified Public Accountant.  The Board of Directors has determined that Mr. Chapman is capable of (i) understanding accounting principles generally accepted in the United States (“US GAAP”) and financial statements, (ii) assessing the general application of US GAAP in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating the Company’s consolidated financial statements, (iv) understanding internal control over financial reporting, and (v) understanding audit committee functions.

The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors.  A current copy of the charter of the Audit Committee is posted on the Company’s website at http://www.ovbc.com under “About Us” in the Ohio Valley Banc Corp. section. At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.  The Audit Committee is responsible for:

•	overseeing the accounting and financial reporting process of the Company and audits of the Company’s financial statements;

•	monitoring the Company’s financial reporting process and internal control system;

•	overseeing the certification process and other laws and regulations impacting the Company’s quarterly and annual financial statements and related disclosure controls;

•	reviewing and evaluating the audit efforts of the Company’s independent registered public accounting firm and the Company’s internal auditing department;

•	providing an open avenue of communication among the Company’s independent registered public accounting firm, financial and senior management, internal auditing department and the Board of Directors;

•
appointing, compensating and overseeing the independent registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or performing related work; and

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

In addition, the Audit Committee reviews and pre-approves all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm and ensures that the registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation.  The Audit Committee will also carry out such other responsibilities as may be delegated to the Audit Committee by the full Board.

The Audit Committee held twelve meetings during the 2011 fiscal year.  The Report of the Audit Committee for the 2011 fiscal year begins on page 30.

Compensation and Management Succession Committee

The Compensation and Management Succession Committee is comprised of Anna P. Barnitz (Chairman), Harold A. Howe and Brent A. Saunders.  The Board of Directors has determined that each member of the Compensation and Management Succession Committee qualifies as independent under Nasdaq Marketplace Rule 4200(a)(15).

The Compensation and Management Succession Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors.  A current copy of the charter of the Compensation and Management Succession Committee is posted on the Company’s website at http://www.ovbc.com under “About Us” in the Ohio Valley Banc Corp. section.  The Compensation and Management Succession Committee periodically reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.  The charter was last revised by the Board of Directors on February 28, 2012, upon recommendation of the Compensation and Management Succession Committee.

The purpose of the Compensation and Management Succession Committee is to discharge the responsibilities of the Board of Directors relating to compensation of the Company’s Directors and executive officers and to prepare an annual report on executive compensation for inclusion in the proxy statement for the Company’s annual meeting of shareholders.  The Compensation and Management Succession Committee will also carry out such other responsibilities as may be delegated to it by the full Board.

The Compensation and Management Succession Committee is responsible for reviewing and approving goals and objectives relevant to the compensation of the Company’s executive officers (including the Chief Executive Officer), evaluating such executive officers’ performance in light of those goals and objectives and determining compensation based on that evaluation.  The Compensation and Management Succession Committee is also responsible for reviewing the Company’s incentive compensation programs and retirement plans, and recommending changes to such programs and plans to the Board of Directors as necessary.  The Compensation and Management Succession Committee also reviews any severance or other termination arrangements to be entered into with the Company’s executive officers.

The Compensation and Management Succession Committee periodically retains a consultant to assist with the establishment of executive compensation.  During 2011, the Compensation and Management Succession Committee retained Blanchard Consulting Group to provide the benchmarking information that serves as the basis for 2012 executive compensation and continued to work with Blanchard Consulting Group on the design of a new bonus or incentive compensation plan still being considered by the Compensation Committee.  In addition, in 2011 the Compensation Committee retained Meyer-Chatfield Compensation Advisors to assist in the design of a supplemental executive retirement plan for Mr. Wiseman, which was executed in March 2012.

The Compensation and Management Succession Committee held thirteen meetings during the 2011 fiscal year.  The Report of the Compensation and Management Succession Committee on executive compensation relating to the 2011 fiscal year begins on page 23.

Executive Committee

The Executive Committee is comprised of Anna P. Barnitz, Steven B. Chapman, Harold A. Howe, Brent A. Saunders, Jeffrey E. Smith, David W. Thomas and Thomas E. Wiseman (Chairman).  The Executive Committee is authorized to act in the intervals between meetings of the Directors on matters delegated by the full Board.  There was one meeting held by the Executive Committee of the Company during the 2011 fiscal year; however, the Executive Committee of the Bank held 35 meetings.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Harold A. Howe, Brent A. Saunders (Chairman) and David W. Thomas.  The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee qualifies as independent under Nasdaq Marketplace Rule 4200(a)(15).  The purposes of the Nominating and Corporate Governance Committee are to:

•
identify qualified candidates for election, nomination or appointment to the Board and recommend to the full Board a slate of Director nominees for each annual meeting of the shareholders of the Company;

•	make recommendations to the full Board regarding the Directors who shall serve on committees of the Board; and

•	undertake such other responsibilities as may be referred to the Nominating and Corporate Governance Committee by the full Board.

The Nominating and Corporate Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors.  A current copy of the charter of the Nominating and Corporate Governance Committee is posted on the Company’s website at http://www.ovbc.com  under “About Us” in the Ohio Valley Banc Corp. section.  The Nominating and Corporate Governance Committee periodically reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.  The Nominating and Corporate Governance Committee held two meetings during the 2011 fiscal year.

Board Enterprise Risk Committee

The Board Enterprise Risk Committee consists of Anna P. Barnitz, Steven B. Chapman, Brent A. Saunders, David W. Thomas (Chairman) and Lannes C. Williamson.

The Board Enterprise Risk Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors.  At least annually, the Board Enterprise Risk Committee reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.  The Board Enterprise Risk Committee’s primary duties and responsibilities are to:

•	oversee the Company’s policies, procedures and practices relating to OVBC’s enterprise-wide risks;
•	assess current and emerging material risks and provide review and approval of established risk tolerances;
•	oversee the Company’s compliance with applicable laws and regulations; and
•	oversee material pending litigation in which the Company has been named a defendant.

The business of banking has been and will continue to be centered on the management of risk.  The Board of Directors proactively oversees management’s implementation and enforcement of the Company’s risk management policies and procedures.  The Board’s risk oversight responsibility is primarily administered through the Board Enterprise Risk Committee.  The Board Enterprise Risk Committee meets quarterly to ensure that the Company is taking appropriate steps to identify, measure, monitor, and control risks as identified in the Company’s Enterprise Risk Management Policy. This policy addresses the composition and control of the Company’s overall risk management program and establishes standards for liquidity, market, credit, operational, legal, reputational, and strategic risks and for others that may emerge in the future.  The Enterprise Risk Management Policy is supplemented by various other Company policies which further address the specific risk categories to which they pertain.  Additionally, the Enterprise Risk Management Policy provides for proper reporting through senior management to the Board Enterprise Risk Committee and/or the full Board of Directors.  The committee routinely receives reports from the Chief Risk Officer as well as other Ohio Valley Bank personnel within the Risk Management Department. The Chief Operating Officer, Chief Executive Officer, Chief Lending Officer and the Internal Auditor also serve as Ex Officio members of the committee.

The Board of Directors has established a Management Enterprise Risk Committee whose members are the senior management team of the Company.  It is the responsibility of the Management Risk Committee, in conjunction with the Risk

Management Department, to implement and enforce the risk management policies of the Company on a day-to-day basis. Actions of the Management Risk Committee are routinely monitored and reported to the Board Enterprise Risk Committee.

The Board of Directors recognizes that no policy can anticipate all the conditions, situations and opportunities that may arise during the normal course of operations.  Therefore, the Board of Directors expects management to exercise prudent judgement in the day-to-day implementation of the Company’s risk management policies.

Nominating Procedures

As described above, the Company has a standing Nominating and Corporate Governance Committee that has the responsibility to identify and recommend individuals qualified to become Directors.  The Nominating and Corporate Governance Committee evaluates the qualifications and performance of incumbent directors before deciding to recommend them for re-election to the Board. The Nominating and Corporate Governance Committee recommended the nominees for election as Directors at the Annual Meeting.  When considering potential candidates for the Board, the Nominating and Corporate Governance Committee strives to assure that the composition of the Board, as well as its practices and operation, contribute to value creation and to the effective representation of the Company’s shareholders.  Although the Company does not have a formal diversity policy, the Nominating and Corporate Governance Committee is guided by the Nominating and Corporate Governance Charter in fulfilling its responsibility to identify and recommend individuals qualified to become Directors.   The Nominating and Corporate Governance Committee considers it essential that the Board, as a whole, should be diverse with respect to skills, experience, perspective, age, background and geography as these criteria relate to the Company’s market area and the financial services industry. The Nominating and Corporate Governance Committee may consider the above factors as it deems appropriate in evaluating Director candidates.   Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating and Corporate Governance Committee.  From time to time, the Nominating and Corporate Governance Committee may deem it prudent to recruit individuals with education and expertise in a specific discipline, such as accounting, finance or law.

In considering candidates for the Board, the Nominating and Corporate Governance Committee evaluates the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Nominating and Corporate Governance Committee-recommended nominee.  However, the Nominating and Corporate Governance Committee does believe that all members of the Board should have the highest character and integrity; a reputation for working constructively with others; sufficient time to devote to Board matters; and no conflict of interest that would interfere with performance as a Director.  Additionally, the Company is a highly-regulated institution and all Director candidates are subject to the requirements of applicable federal and state banking laws and regulations.

The Nominating and Corporate Governance Committee considers candidates for the Board from any reasonable source, including recommendations from shareholders and existing Directors.  The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the recommendation.  The Nominating and Corporate Governance Committee has the authority to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.  No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms.

Shareholders may recommend Director candidates for consideration by the Nominating and Corporate Governance Committee by writing to Brent A. Saunders, the Chairman of the Nominating and Corporate Governance Committee, at the Company’s executive offices, P.O. Box 240, Gallipolis, Ohio 45631.  The recommendation should give the candidate’s name, age, business address, residence address, principal occupation or employment and number of common shares beneficially owned.  The recommendation should also describe the qualifications, attributes, skills or other qualities of the recommended Director candidate.  A written statement from the candidate consenting to be named as a Director candidate and, if nominated and elected, to serve as a Director should accompany any such recommendation.

Shareholders who wish to nominate an individual for election as a Director at an annual meeting of the shareholders of the Company must comply with the Company’s Code of Regulations regarding shareholder nominations.  Shareholder nominations must be made in writing and delivered or mailed to Brent A. Saunders, the Chairman of the Nominating and Corporate Governance Committee, at the Company’s executive offices, P.O. Box 240, Gallipolis, Ohio 45631, not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of Directors.  However, if less than 21 days’ notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Chairman of the Nominating and Corporate Governance Committee not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders.  Each nomination must contain the following information to the extent known by the nominating shareholder:  (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of common shares of the Company that will be voted for each proposed nominee; (d) the name and residence address of the nominating shareholder; (e) the number of common shares of the Company beneficially owned by the nominating shareholder; and (f) any other information required to be disclosed with respect to a nominee for election as a Director under the proxy rules promulgated under the Exchange Act.  Nominations not made in accordance with the Company’s Code of Regulations will not be considered.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers

The following are the executive officers of the Company:

Name	Age	Position(s) Held with the Company and its Principal Subsidiaries

Jeffrey E. Smith	62
Chairman and Chief Executive Officer of the Company and the Bank since January 2010.  President and Chief Executive Officer of the Company and the Bank from April 2000 until January 2010; employed by the Bank since 1973.

Thomas E. Wiseman	53
President and Chief Operating Officer of the Company and the Bank since January 2010; Chairman of the Executive Committee of the Company and the Bank since January 2010; and President of the Company’s subsidiary, Ohio Valley Financial Services Agency, LLC since March 2010.  President of The Wiseman Agency, Inc., from 1980 until January 2010.

Scott W. Shockey	42
Vice President and Chief Financial Officer of the Company and Senior Vice President and Chief Financial Officer of the Bank since December 2004; Assistant Treasurer of the Company from April 2001 to December 2004; and Vice President and Chief Financial Officer of the Bank from April 2001 to December 2004.

Katrinka V. Hart	53
Senior Vice President and Chief Lending Officer of the Company and Executive Vice President and Chief Lending Officer of the Bank since April 2011; Senior Vice President and Risk Management Officer of the Company from April 2004 to April 2011 and Executive Vice President and Risk Management Officer of the Bank from December 2003 to April 2011.

E. Richard Mahan	66
Senior Vice President and Chief Credit Officer of the Company and Executive Vice President and Chief Credit Officer of the Bank since December 2007; Senior Vice President and Secretary of the Company from April 2000 to December 2007; and Executive Vice President and Secretary of the Bank from April 2000 to December 2007.

Larry E. Miller, II	47
Senior Vice President and Secretary of the Company and Executive Vice President and Secretary of the Bank since December 2007; Senior Vice President and Treasurer of the Company from April 2000 to December 2007; and Executive Vice President and Treasurer of the Bank from April 2000 to December 2007.

Compensation Discussion and Analysis

Overview of Compensation Program

The executive officers of the Company receive no compensation from the Company.  Instead, they are paid by subsidiaries for services rendered in their capacities as executive officers of subsidiaries of the Company.

The Compensation and Management Succession Committee (the “Compensation Committee”) is responsible for reviewing and approving goals and objectives relevant to the compensation of the Company's executive officers (including the named executive officers), evaluating such executive officers' performance in light of those goals and objectives and determining compensation based on that evaluation.  As part of that responsibility, the Compensation Committee reviews the Company's bonus program as well as retirement plans and recommends changes to such programs and plans to the Board of Directors as necessary.  The Compensation Committee believes the goals and objectives relevant to the compensation of the Company’s employees, including executive officers, do not incent excessive risk taking and are not reasonably likely to create a material adverse effect on the Company.   The Company

continues to face numerous risks, as do all institutions, which could threaten its value.  The most prominent of these risks are liquidity, credit, interest rate, strategic and reputational risk.  The Compensation Committee believes the risk management controls currently in place in conjunction with performance goals that properly balance earnings growth and asset quality effectively address the risks inherent in the current economic environment.   Although the Compensation Committee also has responsibility for reviewing any severance or other termination arrangements to be entered into with the Company's executive officers, there are no such arrangements currently.

Management's Role in Compensation Decisions

While the Compensation Committee makes all compensation decisions regarding the named executive officers, the Compensation Committee utilizes data and reports as required by the wage and salary administration plan described elsewhere in this Compensation Discussion and Analysis.  Some of this data is prepared or assembled by management in conjunction with the assistance of an independent compensation consulting firm and includes, but is not limited to, peer analysis of comparable financial industry job grades, cost of living adjustments, and total compensation benchmarking primarily for Ohio and the Midwest Region of the United States.  Our Chief Executive Officer works with the Compensation Committee Chair in establishing the agenda for Compensation Committee meetings.  The Chief Executive Officer regularly attends meetings briefing the Compensation Committee on the Company’s overall performance.  With respect to developing compensation packages, annually the Chief Executive Officer reviews the performance of each executive officer (excluding his own and that of the Chief Operating Officer) by comparing results achieved to established goals as well as the overall performance of the Company as compared to Board approved corporate performance goals.  This data, along with salary data derived from the Company’s wage and salary administration plan, are the bases for his recommendations to the Compensation Committee with respect to the compensation of the other executive officers, including base salary adjustments and annual bonus payments. The Compensation Committee considers the Chief Executive Officer’s recommendations and uses its own discretion in making the final compensation decisions.  The Compensation Committee regularly conducts executive sessions, without the presence of management, in fulfilling its responsibilities pursuant to its charter.

Compensation Philosophy and Objectives

The objectives of the compensation programs of the Company and its subsidiaries are that:

•	compensation of the Company's executive officers and non-executive officers should be directly linked to corporate operating performance;

•
executive officers and non-executive officers should receive fair and equitable compensation for their respective levels of responsibility and supervisory authority compared to their peers within the Company as well as their peers within the financial services industry; and

•	compensation of the Company’s executive officers and non-executive officers should not incent excessive risk taking nor be reasonably likely to have a material adverse effect on the Company.

 In 1993, the Company adopted a comprehensive wage and salary administration plan for the Company and its subsidiaries to be used for all employees, including executive officers.  That plan consists of a job grading process for all jobs in the Company, a performance appraisal process, and a periodic total compensation benchmarking process to determine compensation market ranges for all job grades.  The components of this plan apply to both executive officers and non-executive officers.  The Company believes that it is essential to attracting and retaining qualified officers in its industry that compensation be competitive with that of other companies within the industry.  Further, in order to motivate such individuals to perform to the best of their abilities in furthering the Company's goals, the Company also believes there must be an opportunity for such officers to benefit personally from increased efforts and the Company's achievement of its goals.

Over the years, the Company has retained Crowe Horwath LLP (“Crowe Horwath”) to update the benchmarking information.  In 2007, the Company benchmarked the pay range for base salary and bonus established for each position using the services of Crowe Horwath.  The 2007 Crowe Horwath Comprehensive and Midwest Financial Institutions Surveys, the Economic Research Institute salary database, the Watson Wyatt Financial Institutions Compensation Survey (commercial banks category) and the 2006 proxy data from a peer group of ten companies were used in the benchmarking analysis.  The selection criteria for inclusion in the peer group were as follows:  total assets between $675 and $850 million, located in the Midwest Region with comparable performance metrics in return on assets, return on equity, net interest margin and efficiency ratio.  The companies which met the aforementioned criteria were:

Ames National Corporation                                                                                     Team Financial, Inc.
First Financial Service Corporation                                                                         First Citizens Banc Corp
Community Bank Shares of Indiana, Inc.                                                               MidWestOne Financial Group, Inc.
First Business Financial Services, Inc.                                                                   BNCCORP, Inc.
Monroe Bancorp                                                                                                        Northern States Financial Corporation

 The benchmarking analysis also included data gathered from the following employers in the Company's immediate market area:

 City National Bank
 Oak Hill Financial, Inc. (Now WesBanco)
 Farmers Bank and Savings Company
 Holzer Clinic
 University of Rio Grande

  These employers in the Company's immediate market area were chosen based on the economic impact of the institution as well as the size of the employee base in the Gallia and Jackson County, Ohio and Mason County, West Virginia market areas.  The Crowe Horwath Comprehensive survey included 63 financial institutions with $500 million to $1 billion in assets located in twelve states east of the Mississippi River.  The Crowe Horwath Midwest survey is a subset of the Comprehensive survey and included 28 financial institutions located primarily in Ohio, Michigan, Indiana and Illinois.  From the Economic Research Institute salary database, which has information from a collection of compensation surveys, Crowe Horwath used information designated by the Economic Research Institute as reflecting individuals (administrative and professional ) who had held their positions for three years at commercial banks with a Huntington, West Virginia, database location.  The 2007 Watson Wyatt Financial Institutions Survey included commercial banks across the United States.  Except as noted above, the Compensation Committee did not have access to the names of the companies included in any of these surveys, but based its decision to use the survey data on the belief that institutions meeting the survey criteria had similarities to the Company in terms of location (Ohio, Michigan, Indiana, Illinois, Iowa, Wisconsin and West Virginia); size (total assets greater than $500 million); and market populations (markets with populations of less than 100,000), which  made such institutions appropriate for purposes of maintaining competitive compensation.  Range midpoints from the surveys were averaged to determine a common midpoint for each range.  Since 2007, the Company has used updated compensation surveys to determine generally, without focusing on specific positions, how compensation of financial services company employees have changed since 2007.  That information is used to adjust the ranges of compensation for the Company’s employees.

The Compensation Committee, in conjunction with the Lead Director, annually conducts a performance appraisal to evaluate the performance of Mr. Smith and Mr. Wiseman in achieving the expected requirements of their jobs.  The Compensation Committee evaluates Messrs. Smith and Wiseman based on the following 8 specific criteria (the “Performance Criteria”): 1) leadership, 2) strategic planning, 3) financial results, 4) succession planning, 5) human resources, 6) internal communications, 7) external relations, and 8) board relations.  The evaluation conducted by the Compensation Committee assesses the executive officers' performance in each of the 8 criteria on a range from 1, the lowest, to 5, the highest, in increments of .25.  The higher an officers' performance on the 8 criteria, the higher the officer will be paid within the pay range established through the benchmarking process.  For the other named executive officers, the Compensation Committee utilizes a slightly different performance appraisal form typically containing three to five position specific accountabilities as well as the four following critical competencies: 1) teamwork, 2) initiative, 3) communications, and 4) service excellence.  Each of the accountabilities as well as the competencies is assigned a weighting according to the following scale: 1 – important, 2 – significant, 3 – very significant and 4 – critical.  At the end of the performance period, the executive officers’ performance in each of the accountabilities and competencies is assessed, by their supervisors, on a range from 1, the lowest, to 5, the highest.  The higher an officers’ performance on the given accountabilities and competencies, the higher the officer will be paid within the pay range established through the benchmarking process.

Under the benchmarking framework utilized by the Company for the last few years, the Compensation Committee sought to ensure that employees who are performing “as expected” will, over time, receive cash compensation in the middle one-third of the respective market range for similar jobs in the financial services industry.  An employee starting in the lower one-third of a pay range who performed “better than expected” would move to the middle one-third of the pay range faster than an employee who performs “as expected.”

The Company has no policy for allocating between long-term and short-term compensation or allocating between cash and non-cash components, although the bonus program does take into account both long-term and short-term goals and performance of the Company.

Summary of 2011 Compensation Decisions

The Company has a long-standing commitment to pay for performance, both individual and Company.  Salaries are determined in accordance with the benchmarking analysis described above, which recognizes performance of employees in connection with compensation paid within the industry. Individual performance and company performance were also taken into consideration in determining bonus compensation.

The decision-making process and compensation philosophy of the Company and the subsidiaries were considered by the Compensation Committee when determining 2011 compensation for the named executive officers of the Company and the subsidiaries.  The Compensation Committee believes that the compensation earned by the named executive officers in 2011 was fair and reasonable when compared with executive compensation levels in the financial services industry as reported in the marketplace range developed.

For 2011, the Compensation Committee utilized the Crowe Horwath 2010 Financial Institutions Midwest Survey Report and the Ohio Survey Report to update the ranges established for each job in 2008.  The Crowe Horwath 2010 Financial Institutions Midwest Survey included 180 financial institutions of all asset sizes located in Ohio, West Virginia, Michigan, Indiana, Illinois and Kentucky.  The Crowe Horwath Ohio Survey is a subset of the Midwest Survey and included 32 financial institutions of all asset sizes located in the State of Ohio.  The Compensation Committee did not have the identities of the institutions included in the surveys and adjusted the ranges based on overall changes in compensation among the companies included in the surveys, not based on changes for individual positions.  Then the Compensation Committee used these two Crowe Horwath surveys in combination with individual performance appraisals to determine the base salaries to be paid to each named executive officer within the established range.

Based on these considerations, the following ranges of salary and bonus for the named executive officers were established:

Name	Salary Range	Bonus Range
Jeffrey E. Smith	$214 803 – 398,920	$6,049 – 23,526
Thomas E. Wiseman	214,803 – 398,920	6,049 – 23,526
Scott W. Shockey	92,440 – 164,338	3,468 – 10,357
Katrinka V. Hart	161,693 – 293,779	4,731 – 14,901
E. Richard Mahan	161,693 – 293,779	4,731 – 14,901
Larry E. Miller, II	161 693 – 293,779	4,731 – 14,901

Our compensation programs are adjusted over time to support the Company’s business goals. In 2010, the Company’s income declined 23 percent. As a result, the bonuses for the named executive officers for 2010 were reduced by 23 percent compared to 2009.  In 2011, the Company’s leadership placed a strong emphasis on improving asset quality and growing capital through revenue growth.  For the year ended December 31, 2011, net income totaled $5.8 million, a 14.5 percent increase from net income of $5.1 million for the year ended December 31, 2010.  Return on average assets was .68 percent for 2011, compared to .60 percent for 2010.  The improvement in year-to-date earnings was primarily attributable to higher noninterest income, an increase in net interest income and a decrease in provision for loan losses.  Contributing to the increase in noninterest income was the significant growth in transaction volume in processing tax refund payments for a tax software provider.  With the growth in transaction volume, the associated fee income for 2011 increased $1.8 million, or over 228 percent, from the previous year.  The increase in net interest income was largely due to the extended low interest rate environment, as interest-bearing liabilities continued to reprice to current market interest rates faster than the interest-earning assets.  In 2011, management added $4.9 million to the allowance for loan and lease losses (the “ALLL”), a decrease of $1.0 million from the previous year.  The decrease in provision expense was related to an increase of $2.3 million in recoveries in 2011 compared to 2010 and improving asset quality.

To reflect the progress achieved toward the Company’s goals in 2011, the Board increased the bonus paid to Ms. Hart and Messrs. Mahan, Miller and Shockey for 2011, to the levels paid in 2009.  Although significant improvement in earnings and asset quality was achieved in 2011, Messrs. Smith and Wiseman requested their 2011 bonuses be awarded at the reduced 2010 level. The Board approved a special Progress Bonus to all employees eligible for the bonus program, except Messrs. Smith and Wiseman, to reward them for the progress made towards the achievement of the Company’s goals.  At the request of Messrs. Smith and Wiseman, the Board chose not to award either of them a Progress Bonus.

The Compensation Committee considered the say-on-pay vote held in May 2011, where over 97% of the votes cast on the matter were voted to approve the executive compensation disclosed in the proxy statement.  The Compensation Committee recognized that the shareholder vote indicated shareholder support for the Board’s compensation philosophy and practices.

While the say-on-pay vote did not indicate shareholder desire for significant changes in either philosophy or practice, in 2011 the Compensation Committee engaged Blanchard Consulting Group to review the Company's salary structure and to propose a salary grade design structure for all officers and staff level positions using the market information from the base compensation benchmarking project Blanchard Consulting Group conducted for the Company.  The benchmarking project focused on base salary and other cash compensation.  The purpose of the salary structure review was to ensure that cash compensation and the salary structure are consistent with market practices and are designed to maintain internal equity and external competitiveness while reflecting individual and company performance.  Based on the recommendation of Blanchard Consulting Group, in the latter half of 2011 the Company adopted a new salary structure which included fifteen grade levels and one broadband level for the top executive officer(s).  The new structure uses a mid-point within each range rather than dividing each range into thirds.  The new salary structure is the basis for 2012 salaries for executive officers.

Executive Compensation Components and Analysis

The components of the compensation program currently are: a base salary, a bonus, retirement plans and insurance benefits.  Other than the employee stock ownership plan, the Company has no equity-based compensation plans.

Base Salary

The objective of the base salary component of the cash compensation plan is to provide predictable and reliable cash compensation sufficient to attract and retain motivated officers and to recognize and reward individual performance.  In fulfilling that objective, the Compensation Committee desires that each employee, including the named executive officers, who achieves an overall performance evaluation of “3” (as expected), should receive a base salary within +/-10% of the midpoint of the marketplace range.

Using the survey information described above, and based on their annual performance appraisal and the position of their expected total compensation within the marketplace range,  the base salaries for the named executive officers were increased an average of 2.62% compared to 2010.   Except for Mr. Shockey, whose total compensation was in the middle one third of the marketplace range, each of the named executive officers was, prior to such adjustments, receiving total compensation in the lower one third of the marketplace range established from the surveys.

Bonuses

The objectives of the bonus component of the Company's compensation program are to: (a) motivate executive officers and other employees and reward such persons for the accomplishment of both annual and long range goals of the Company and its subsidiaries, (b) reinforce a strong performance orientation with differentiation and variability in individual awards based on contribution to long-range business results and (c) provide a fully competitive compensation package that will attract, reward, and retain individuals of the highest quality.  Prior to the adoption in 2011 of the new salary grade design, all employees of the Company's subsidiaries holding positions with a pay grade of 9 or above were eligible to participate in the bonus program, including all subsidiaries' executive officers.  However, as a result of the new salary grade design structure, approximately 22 employees that had previously been graded 9 or higher fell below that level.  All 22 employees currently serving in these positions were grandfathered into the bonus program.

Bonuses payable to participants in the bonus program are based on (a) the performance of the Company and its subsidiaries as measured against specific performance targets; (b) each employee's individual performance; and (c) the marketplace range of compensation for employees holding comparable positions.   At the beginning of each fiscal year, the Compensation Committee sets specific performance targets for the Company and its subsidiaries based on a combination of some or all of a number of performance criteria set forth in the Company’s strategic plan.  The targets are based on one or more of the following performance criteria: net income, net income per share, return on assets, return on equity, asset quality (as measured by the ratio of adversely classified assets to tier 1 capital plus the ALLL), tier 1 leverage ratio and efficiency ratio.  It is the objective of the Compensation Committee to establish goals that are “reaching” but “reachable.”  The Compensation Committee may not consider the goals to be of equal weight, but, in the aggregate, it considers them to be fundamental metrics which are important to the long-term performance of the Company and which, at the same time, do not expose the Company to, nor incent the employees to undertake, excessive risks which would threaten the Company’s long-term value.  At the end of the fiscal year, the aggregate amount available for the payment of a bonus, if any at all, is determined by the Company’s Board of Directors upon recommendation of its Compensation Committee based on an evaluation of the accomplishment of the performance targets.  A bonus may be paid without targets having been established or achieved.  No officer or employee has any right to the payment of a bonus until the Board of Directors has exercised its discretion to award one and the amount to be paid to each person has been determined and announced.

Once the aggregate amount of the bonus pool is determined, individual bonus awards are determined through a formula that applies each employee's performance evaluation score to a “bonus grid,” reflecting the individual employee's job grade, the market place range of compensation for that job grade, and individual job performance using the Performance Criteria referenced above.  Employees are evaluated by their supervisors, except for Mr. Smith and Mr. Wiseman, who are evaluated by the Compensation Committee.  The Company’s Board of Directors approves the bonuses payable to the executive officers under the bonus program based upon the recommendation of the Compensation Committee.

  In January 2012, the Compensation Committee recommended to the full Board of Directors, and the full Board of Directors determined, to award essentially the same bonuses for 2011 as were awarded for 2009.  As stated earlier, in consideration of the decline in the Company’s 2010 net income, the Board reduced the 2010 bonus by 23% for only the named executive officers.  To reflect the progress achieved toward the Company’s goals in 2011, the Board restored the bonuses for Ms. Hart and Messrs. Mahan, Miller and Shockey to the levels paid for 2009.  Messrs. Smith and Wiseman’s 2011 bonuses were awarded at the reduced 2010 level as requested by Messrs. Smith and Wiseman.   The Board also approved a special Progress Bonus to all employees eligible for the bonus program, except Messrs. Smith and Wiseman, to reward them for the progress made towards the achievement of the Company’s goals. At the request of Messrs. Smith and Wiseman, the Board chose not to award either of them a Progress Bonus.  In early 2012, when the Compensation Committee considered the overall performance of the Company in 2011, it evaluated the following:

	Goal	Actual	Variance
Earnings	$5,239,600	$5,834,500	+$594,900
Return on assets	.61%	.68%	+.07%
Tier 1 Leverage Ratio	9.75%	10.25%	+.50%
Adversely Classified Assets/Tier 1 Capital +ALLL	55.00%	43.02%	-11.98%

General economic conditions were weak in 2011 as the nation continued to struggle under the weight of persistently high unemployment and the reduction in market values of collateral.  Unfortunately, the markets where your Company operates were not immune to these issues. Reduced incomes due to unemployment or underemployment created an inability to pay for some borrowers. Being a community bank, we sought an appropriate balance between the safe and sound operation of the Company, the welfare of our customers and the interests of our shareholders.  We continued working with those customers who put forth good faith efforts to pay, and, for those few who refused to pay, we pursued foreclosure and liquidation as rapidly as the legal process would permit.  The results were a lower provision for loan loss expense and improved asset quality as measured by the reduced ratio of adversely classified assets to tier 1 capital + ALLL of 43.02%.  The Compensation Committee was particularly pleased with the significant improvement in asset quality and the concurrent improvement in earnings, as net income exceeded goal by $594,900 and return on assets improved to .68%.  The improvement in earnings permitted management to grow the tier 1 leverage ratio, a key measurement of capital strength, to 10.25%, exceeding goal by .50%, giving the Company the financial strength to pay, at an annual dividend of $0.84 per share, more than $3.3 million in dividends to our shareholders.

Executive Retirement Plans

The Board of Directors has established several retirement plans, in order to provide competitive compensation arrangements to attract talented employees and to provide a valuable incentive to retain talented employees once employed.  These plans, described below, offer an additional level of confidence that the executive officers, including the named executive officers, can focus exclusively on their responsibilities as executive officers during their working lives and can maintain a reasonable standard of living in retirement.

Executive Deferred Compensation Plan.  The Company maintains a nonqualified executive deferred compensation plan for all of the Company's executive officers and certain other officers.  The deferred compensation plan is strictly voluntary.  Participants in the plan, upon reaching age 65, are eligible to receive a distribution of their contributions, plus accrued interest earned at a designated rate on reinvestment of the contributions.  In 2011, the rate paid was 3.54%.  If a participant dies before reaching age 65 and the participant qualifies, the distribution will be made to the participant's designated beneficiary in an amount equal to what the participant would have accumulated if the participant had reached age 65 and had continued to make contributions to the plan.  The Company believes that the cost of providing the benefit will be offset by earnings on and/or proceeds from life insurance contracts associated with the benefit.

Supplemental Executive Retirement Plan.  The Company maintains a nonqualified supplemental executive retirement plan  (a “SERP”) for each of Mr. Smith  and Mr. Wiseman.

The amount of Mr. Smith's annual benefit is $117,100 if Mr. Smith's employment is terminated on or after age 65 for any reason other than termination for “cause”.  Cause consists of gross negligence, gross neglect of duty, commission of a felony or gross misdemeanor involving moral turpitude, or fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with Mr. Smith's employment and resulting in an adverse effect on the Company.

If Mr. Smith's employment is terminated other than for cause, or other involuntary non-disability early termination before normal retirement age (because Mr. Smith is eligible for early retirement), the Company will pay Mr. Smith an amount determined by calculating a 20-year fixed annuity from the Company's accrued liability, crediting interest on the unpaid balance at an annual rate of 5.50%, compounded monthly.  The payments would be made monthly for 20 years.

In the event of Mr. Smith's involuntary termination other than after normal retirement age or due to death, disability or cause, the amount payable is the accrued liability based on Mr. Smith's compensation for the plan year ending immediately prior to the date in which termination occurs, which is determined calculating a 20-year fixed annuity from the accrual balance, crediting interest on the unpaid balance at an annual rate of 5.50 percent, compounded monthly.  Payments would be made monthly for 20 years.

The Bank and Mr. Wiseman executed a SERP for the benefit of Mr. Wiseman, effective March 6, 2012.  Mr. Wiseman’s SERP is an unfunded arrangement maintained to provide supplemental retirement benefits for Mr. Wiseman.  Pursuant to the SERP, if Mr. Wiseman is still employed by the Bank or any of its affiliated entities upon reaching the age of 65, or if before Mr. Wiseman reaches the age of 65 he becomes disabled or there is a change in control of the Bank (each as defined in the SERP), the Bank will commence paying to Mr. Wiseman at age 65 a monthly payment for the remainder of his life in the amount that will be paid from certain annuities fully owned by the Bank.  At the time of Mr. Wiseman's death, whether before or after reaching the age of 65, Mr. Wiseman's beneficiary will be paid the amount that should have been accrued by the Bank to date under generally accepted accounting principles for the payment of the benefits under the SERP in 120 equal monthly installments.  Mr. Wiseman will not be entitled to any benefit in the event that he ceases to be employed by the Bank or another entity affiliated with the Bank, for any reason other than death, disability or change in control, before he reaches age 65.  The projected annual retirement benefit is $245,900.

The Bank retains the right to sell or surrender the annuities purchased by the Bank to fund the SERP.  The Bank may establish a rabbi trust and contribute the funds for the SERP to such trust, which will remain subject to the rights of creditors of the Bank.  The Bank is required to establish such a trust if it sells or surrenders the annuities.

Director Retirement Plan

Participants in the Director Retirement Plan, upon reaching age 70, are eligible to receive the greater of 50% of the Director’s three prior years average total annual or monthly fees or 50% of any consecutive three prior years average total annual or monthly fees.  The benefit is payable for 120 months for Directors with 10 years of service or less.  The benefit is payable for 240 months for Directors with more than 10 years of service.  If a Director dies during active service, payment will be made to the Director's designated beneficiary in an amount equal to what the Director would have received had the Director reached age 70, except the benefit term will be reduced to 60 months.  If the Director dies during the payment of benefits, payment will be made to the Director's designated beneficiary for the lesser of the remaining term or 60 additional months.  The Company believes that the cost of providing the benefit will be offset by earnings on and/or proceeds from life insurance contracts associated with the benefit.  As Directors, Messrs. Smith and Wiseman are participants in the Director Retirement Plan.  If Mr. Smith had retired at December 31, 2011, his monthly payment would have been $797 for 240 months.  If he had died on that date, his monthly benefit would have been $797 for 60 months.  If Mr. Wiseman had retired at December 31, 2011, his monthly payment would have been $897 for 240 months.  If he had died on that date, his monthly benefit would have been $897 for 60 months.  The Board of Directors began the Director Retirement Plan in 1996 to encourage an age certain retirement date for Board members as a method of planning Director succession.

Executive Life Insurance

In addition to optional life insurance that the Company makes available to all employees, the Company maintains life insurance on each of the named executive officers of the Company on which the Company paid the entire premium upon purchase.  The Company is the sole owner of each policy, but the Company has entered into an agreement with each named executive officer agreeing to provide to such officer's designated beneficiary from the proceeds of the policy an amount equal to the lesser of (a) two times the officer's highest total annual compensation during any calendar year, including the year of the officer's death, or (b) the face amount of the life insurance policy.  The Company agrees not to sell, surrender or transfer the policy without giving the officer the option to purchase the policy for the cash surrender value of the policy.

The following table sets forth the amount that would have been payable for each named executive officer covered by Executive Life Insurance at December 31, 2011:

Name	Benefit at December 31, 2011
Jeffrey E. Smith	$542,190
Thomas E. Wiseman	531,356
Katrinka V. Hart	337,586
E. Richard Mahan	252,200
Larry E. Miller, II	336,670
Scott W. Shockey	262,316

Director Life Insurance

The Company maintains a life insurance policy for all Directors, with a death benefit of two times annual Director fees at time of death reduced by 35% at age 65 and 50% at age 70.  The life insurance policies terminate upon retirement.  Messrs. Smith and Wiseman as employees of a subsidiary of the Company, are excluded from this benefit under the terms of the Company's group term life insurance program.

Retirement Plans for All Employees

Profit Sharing Retirement Plan.  The Company sponsors a qualified Profit Sharing Retirement Plan for all of its employees, including the named executive officers.  Each employee who is at least 21 years of age, has completed 1,000 hours and one year of service to the Company and its subsidiaries, and is employed on the last day of the plan year is qualified to participate in the Profit Sharing Retirement Plan.  The Board of Directors determines the amount to contribute to the Profit Sharing Retirement Plan each December in its discretion based on the performance and financial condition of the Company.  The Compensation Committee has traditionally contributed 1.75% of total Company payroll to the Profit Sharing Retirement Plan.  In December 2011, the Board of Directors voted to use that same rate to contribute $218,280 to the Plan.   Each participant received a pro rata share of this contribution as well as a pro rata share of reallocated forfeitures (such pro rata share, in each case, based upon such participant's eligible compensation).  The named executive officers' share of the 2011 contribution and reallocated forfeitures is reported in the Summary Compensation Table on page 24.

401(k) Retirement Plan.  The Company sponsors a qualified 401(k) Plan under the Profit Sharing Retirement Plan.  Participants' qualifications are identical to those of the Profit Sharing Retirement Plan.  In cases where participants made deferrals to the 401(k) Plan, the Company made a matching contribution equal to 25% of the amount deferred by each employee, up to a maximum deferral amount of 6% not to exceed 1.50% of the participant's eligible plan compensation under the 401(k) Plan.  The named executive officers' share of the 2011 contribution and reallocated forfeitures is reported in the Summary Compensation Table on page 24.

Employee Stock Ownership Plan.  The Company sponsors an employee stock ownership plan (the “ESOP”) for all of its employees, including the named executive officers.  Participant qualifications are identical to those of the Profit Sharing Retirement Plan.  The Board of Directors determines the amount to contribute to the ESOP each December in its discretion based on the performance and financial condition of the Company.  The Compensation Committee has traditionally contributed 3.50% of total Company payroll to the Employee Stock Ownership Plan.  In December 2011, the Board of Directors voted to contribute $561,292, or 4.5% of total Company payroll, to the ESOP.  Each participant's share of contributions and reallocated forfeitures is also identical to those of the Profit Sharing Retirement Plan.  The named executive officers' share of the 2011 contributions and reallocated forfeitures is reported in the Summary Compensation Table on page 24.

Other Benefits

Executive officers of the Company also receive benefits available to all employees, including group term life insurance, health insurance, short- and long-term disability, flexible benefits/cafeteria plan and optional life insurance.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1 million paid to covered persons in any fiscal year.  Neither the Company nor any subsidiary has a policy requiring that all compensation in 2011 and thereafter to the covered officers be deductible under Section 162(m).  The Boards of Directors of the Company and the subsidiaries do, however, consider carefully the after-tax cost and value to the Company and the subsidiaries of all compensation.  The Board of Directors believes that all compensation paid to covered persons in 2011 was fully deductible.

Compensation Committee Report

The Compensation and Management Succession Committee has reviewed and discussed the Compensation Discussion and Analysis above with the Company's management.  Based on this review and discussion, the committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement and Annual Report on Form 10-K.

Submitted by:
Compensation and Management Succession Committee Members

Anna P. Barnitz, Chairman
Harold A. Howe
Brent A. Saunders

Summary Compensation Table for 2011

The following table summarizes the total compensation paid to or earned by each of the named executive officers for the three fiscal years ended December 31, 2011:

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jeffrey E. Smith Chairman and Chief Executive Officer	2011 2010 2009	$244,896(5) 238,058(5) 196,734(5)	$17,770 17,770 61,227	-- -- --	-- -- --	-- -- --	$148,105 118,710 110,657	$25,956 23,651 21,949	$436,727 398,189 390,567

Thomas E. Wiseman President and Chief Operating Officer (8)	2011 2010	$239,649(6) 233,636(6)	17,770 17,770	-- --	-- --	-- --	3,407 1,015	95,972(7) 78,259(7)	356,798 330,680

Scott W. Shockey Vice President and Chief Financial Officer	2011 2010 2009	121,095 118,730 98,505	14,375 7,823 26,955	-- -- --	-- -- --	-- -- --	-- -- --	13,357 12,527 11,363	148,827 139,080 136,823

Katrinka V. Hart Senior Vice President and Chief Lending Officer	2011 2010 2009	151,856 147,720 121,321	16,810 11,255 38,781	-- -- --	-- -- --	-- -- --	-- -- --	17,318 15,356 14,830	185,984 174,331 174,932

E. Richard Mahan Senior Vice President and Chief Credit Officer	2011 2010 2009	151,809 148,121 121,268	16,973 11,364 39,157	-- -- --	-- -- --	-- -- --	-- -- --	17,594 15,091 14,181	186,376 174,576 174,606

Larry E. Miller, II Senior Vice President and Secretary	2011 2010 2009	151,398 147,720 121,321	16,810 11,255 38,781	-- -- --	-- -- --	-- -- --	-- -- --	18,360 15,687 14,779	186,568 174,662 174,881

(1)	Base salaries for the named executive officers are described on page 19.

(2)	Bonuses for the named executive officers are described on page 19.

(3)
The amounts in column (h) reflect the change in the actuarial present value of Messrs. Smith’s and Wiseman’s benefits under the Supplemental Executive Retirement Plan and the Director Retirement Plan, each of which is described on pages 20 and 21, as follows:

Name	Year	Increase in Actuarial Present Value of SERP	Increase in Actuarial Present Value of Director Retirement Plan
Jeffrey E. Smith	2011 2010 2009	$140,766 115,060 107,219	$7,339 3,650 3,438

Thomas E. Wiseman	2011 2010 2009	-- -- --	3,407 1,015 956

(footnotes continued on next page)

(4)	The amount shown in column (i) reflects for each named executive officer:

•	Company contributions and reallocated forfeitures under the Profit Sharing Retirement Plan, which is described on page 22.
•	Company contributions and reallocated forfeitures under the 401(k) Plan, which is provided for under the Profit Sharing Retirement Plan and is described on page 22.
•	Company contributions and reallocated forfeitures under the Employee Stock Ownership Plan, which is described on page 22.
•	Board designated Christmas Gift paid to all employees in December of each year in an amount equal to two weeks of the base salary of the employee.
•	Instructor Fees for teaching a class to employees, and Service Awards for being employed by the Bank for a certain number of years.

(5)	Includes Director’s fees received by Mr. Smith totaling $18,900 in each of 2011, 2010 and 2009.

(6)	Includes Director’s fees received by Mr. Wiseman totaling $18,900 in 2011 and 2010.

(7)
Includes Executive Committee Chairman fees received by Mr. Wiseman totaling $70,000, and a Board designated Christmas Gift paid to all employees in December of each year in an amount equal to two weeks of the base salary of the employee.

(8)	Mr. Wiseman was not employed by the Company or any of its subsidiaries before 2010.

Pension Benefits for 2011

The following table shows the present value of accumulated benefits payable to the named executive officers who received pension benefits in 2011:

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Jeffrey E. Smith	SERP Director Retirement Plan	15 15	$986,450 36,611	-- --
Thomas E. Wiseman	Director Retirement Plan	15	15,816	--

(1)	Mr. Smith has been employed by the Bank for 39 years and has been a Director of the Bank for 24 years. Mr. Wiseman has been a Director of the Bank for 19 years.

Descriptions of the SERP and the Director Retirement Plan are set forth under the headings “Compensation Discussion and Analysis – Executive Retirement Plans – Supplemental Executive Retirement Plan” and “Compensation Discussion and Analysis – Director Retirement Plan” on page 21.  The present value of accumulated benefits under the two plans is calculated based upon the discounted present value of payments for 20 years discounted by 5.50% per year.

           If Mr. Smith were to retire during 2012, he would be eligible to receive early retirement benefits under the SERP in the amount of $80,167 annually.  This benefit would be payable in equal monthly installments over 240 months.

Nonqualified Deferred Compensation for 2011

The following table describes the nonqualified deferred compensation for the named executive officers other than Mr. Miller, who did not participate.  A description of the Executive Deferred Compensation Plan is set forth under the headings “Compensation Discussion and Analysis – Executive Retirement Plans – Executive Deferred Compensation Plan” on page 20.

Name (a)	Executive Contributions in Last FY ($) (b) (1)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Jeffrey E. Smith	$9,984	--	$8,594	--	$256,533
Thomas E. Wiseman	9,984	--	8,598	--	256,646
Scott W. Shockey	10,200	--	1,284	--	40,733
Katrinka V. Hart	7,800	--	4,825	--	145,176
E. Richard Mahan	9.984	--	7,946	--	237,568

(1)	Amounts represented in column (b) are included in column (c) of the Summary Compensation Table on page 24.

Post-termination or Change in Control Compensation

Neither the Company nor any of its subsidiaries has executed a separate employment, severance or change in control agreement with any of the executive officers of the Company.

Certain compensation plans provide benefits payable upon termination.  Benefits payable to the named executive officers upon termination under the Executive Deferred Compensation Plan are described under the heading “Compensation Discussion and Analysis – Executive Retirement Plans – Executive Deferred Compensation Plan” and in the Nonqualified Deferred Compensation Plan table on page 26.  Benefits payable to Mr. Smith under the SERP and the Director Retirement Plan are described under the heading “Compensation Discussion and Analysis – Director Retirement Plan” on page 21 and are set forth in the Pension Benefits table on page 26.  Benefits payable to named executive officers under executive and director life insurance policies are described under the heading “Compensation Discussion and Analysis – Executive Life Insurance” and “Compensation Discussion and Analysis – Director Life Insurance” on page 22.

Regardless of the manner in which a named executive officer's employment terminates, the officer will be entitled to receive amounts earned during his or her employment under the Profit Sharing Retirement Plan, the 401(k) Plan and the ESOP.  Named executive officers will also be entitled to benefits upon death or disability under group plans available to all employees of the Company or the Bank.

Director Compensation

All of the Directors of the Company also serve as Directors of the Bank.  Members of the Board of Directors of the Company receive compensation for their services rendered as Directors of the Bank, not the Company.  In 2011, each Director who was not an employee of the Company or any of its subsidiaries received $550 per month for his or her service as a member of the Board of Directors of the Bank.  Directors who were employees of one of the subsidiaries of the Company received $350 per month in 2011 for their services.  In addition, each Director of the Bank received an annual retainer of $14,700 in 2011.

In January 2010, the Independent Directors appointed David W. Thomas as Lead Director.  The Lead Director’s responsibilities are to chair Board and committee meetings in the absence of the Chief Executive Officer as well as chair the monthly meetings of the independent Directors.  In addition to the fees outlined above, Mr. Thomas will receive $18,000 for his services as Lead Director in 2012.

Each non-employee Director who was a member of the Executive Committee of the Bank (Anna P. Barnitz, Steven B. Chapman, Harold A. Howe, Brent A. Saunders and David W. Thomas) received fees of $40,695 in 2011.  This figure is pro-rated for time served for new members.  Executive Committee members who are employees of the Bank receive no compensation for serving on the Executive Committee, except for Thomas E. Wiseman, whose current salary includes $70,000 for his duties as Chairman of the Executive Committee.  The Executive Committee of the Bank met 35 times in 2011.

The Company maintains a life insurance policy for all Directors with a death benefit of two times annual Director fees at time of death, reduced by 35% at age 65 and 50% at age 70.  The life insurance policies terminate upon retirement.  Messrs. Smith and Wiseman, as employees of the Bank, are excluded from this benefit under the terms of the Bank’s group term life insurance program.

In December 1996, life insurance contracts were purchased by the Company for all Directors and certain officers, and additional contracts have been purchased as new Directors and officers have joined the Company.  The Company is the owner of the contracts.  The purpose of these contracts was to replace a current group life insurance program for executive officers, implement a deferred compensation plan for Directors and executive officers, implement a Director retirement plan, and implement a supplemental retirement plan for certain officers.

Participants in the deferred compensation plan, upon reaching age 70, are eligible to receive a distribution of their contributions, plus accrued interest earned at a rate on reinvestment of the contributions that is not an above-market preferential rate.  In 2011 the rate paid was 3.54%.  If a participant dies before reaching age 70 and the participant qualifies, the distribution will be made to the participant's designated beneficiary in an amount equal to what the participant would have accumulated if the participant had reached age 70 and had continued to make contributions to the plan.

Participants in the Director retirement plan, upon reaching age 70, are eligible to receive 50% of the three (3) prior years’ average total Directors’ compensation.  The benefit is payable for 120 months for Directors with 10 years of service or less.  The benefit is payable for 240 months for Directors with more than 10 years of service.  If a Director dies during active service, payment will be made to the Director’s designated beneficiary in an amount equal to what the Director would have received had the Director reached age 70, except the benefit term will be reduced to 60 months.  If the Director dies during the payment of benefits, payment will be made to the Director’s designated beneficiary for the lesser of the remaining term or 60 additional months.

The following table summarizes the compensation paid to non-employee Directors for the fiscal year ended December 31, 2011:

Director Compensation for 2011

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f) (1)	All Other Compensation ($) (g) (2)	Total ($) (h)
Anna P. Barnitz	$61,995	--	--	--	$2,679	$327	$65,001
Steven B. Chapman	61,995	--	--	--	11,852	270	74,117
Harold A. Howe	61,995	--	--	--	7,687	327	70,009
Brent A. Saunders	61,995	--	--	--	4,054	527	66,576
David W. Thomas	79,995	--	--	--	5,251	422	85,668
Roger D. Williams	21,300	--	--	--	7,709	114	29,123
Lannes C. Williamson	21,300	--	--	--	15,785	74	37,159

(1)	Consists of the change during 2011 in the actuarial present value of the Director’s accumulated benefit under the Director retirement plan.

(2)	Consists of the incremental cost of group term life insurance coverage on the lives of the Directors and Service Awards for serving as a Director for a certain number of years.

Compensation Committee Interlocks and Insider Participation

Those who served as members of the Company’s Compensation and Management Succession Committee at any time during 2011 were:  Mrs. Barnitz, Mr. Howe and Mr. Saunders.  All of the members of the Compensation Committee are independent directors under Nasdaq Marketplace Rule 4200(a)(15).  None of the members of the Compensation Committee are currently or have ever been officers or employees of the Company, except Mr. Howe, who last served as an officer in 2003.  During the 2011 fiscal year, none of the Company’s executive officers served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on the Company’s Board of Directors or Compensation Committee.

The members of the Compensation Committee as well as members of their immediate families and firms, corporations or other entities with which they are affiliated may have been customers of and had banking transactions (including loans and loan commitments) with the Bank in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations.  Any such loans were made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or one of its subsidiaries.  In addition, the loans to these persons have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 The Bank has had and expects to have in the future banking transactions in the ordinary course of the Bank's business with some of the Directors, officers and principal shareholders of the Company and entities with which they are associated.  The Board of Directors has determined that all of the directors except Mr. Smith and Mr. Wiseman are “independent” under the listing standards of Nasdaq.  In determining independence, the Board of Directors considered loan and deposit relationships with each Director.  The rules of Nasdaq do not deem such relationships to disqualify a Director from being deemed independent.  In addition, all loans by the Bank in which a “related person,” within the meaning of Item 404(a) of Regulation S-K of the SEC, had or will have a direct or indirect material interest since the beginning of fiscal year 2011 (a) were not disclosed as nonaccrual, past due, restructured or potential problems; (b) were made in the ordinary course of business; (c) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and (d) did not involve more than the normal risk of collectability or present other unfavorable features.  As of the date of this Proxy Statement, all of such loans were performing loans.  The Board of Directors does not believe such relationships interfere with the Directors’ exercise of independent judgment in carrying out their responsibilities as Directors.

From time to time, the Company accepts loans from various persons to raise funds for ongoing operations and to fund the growth of the Company and its subsidiaries.  These loans are evidenced by promissory notes which are sold by the Company in private placements to accredited investors without registration under the Securities Act of 1933, as amended.

Since the beginning of the last fiscal year, the Company had outstanding at various times 4 separate promissory notes to The Wiseman Agency, Inc. (the “Wiseman Agency”), which is currently owned by members of Thomas E. Wiseman’s family.  Mr. Wiseman was President of the Wiseman Agency until December 31, 2009, and ceased his ownership interest in the Wiseman Agency as of January 2, 2011.  Of the 4 notes outstanding to The Wiseman Agency at any time since the beginning of 2011, 3 were merely renewals of those same loans as they repeatedly matured during 2011.  The notes had terms of two months each, so essentially the same loan matured and was renewed several times during 2011, with one loan in the amount of $400,000 being paid off in December 2011.  There were no outstanding notes at March 15, 2012.  Principal paid to The Wiseman Agency since the beginning of 2011 was $400,000; interest was paid and new notes for the same principal amount were executed upon maturity of notes issued earlier.

The following table sets forth certain information regarding the notes issued by the Company to The Wiseman Agency that were outstanding at any time since the beginning of 2011:

Name	Largest Aggregate Outstanding Balance since January 1, 2011	Amount Outstanding at March 15, 2012	Interest Paid Since January 1, 2011	Interest Rates
The Wiseman Agency, Inc.	$400,000	$0	$4,076	1.50%

The Board of Directors considered such transactions and insurance premiums paid to The Wiseman Agency, Inc., and determined that such relationships, which do not disqualify a Director from being deemed independent, do not interfere with Mr. Wiseman’s exercise of independent judgment in carrying out his responsibilities as a Director.

Brent A. Saunders rendered legal services to the Company and its subsidiaries during the Company’s 2011 fiscal year and is expected to render legal services to the Company and its subsidiaries during the Company’s 2012 fiscal year.  The Board of Directors determined that such relationship does not interfere with Mr. Saunders’ exercise of independent judgment in carrying out his responsibilities as a Director.

Mr. Howe resigned as President of the Company’s subsidiary, Ohio Valley Financial Services Agency, LLC (“OVFS”) in March, 2010.  Since September 30, 2002, when The Wiseman Agency disassociated from OVFS, Mr. Howe has received no compensation for service of any kind with respect to OVFS, OVFS has not been actively engaged in business, and OVFS has done nothing more than receive commissions for the purchase of Vendors Single Interest Coverage by borrowers from Ohio Valley Bank, which requires such insurance to be purchased by every borrower securing a loan with a vehicle.  Mr. Howe has actually performed no services whatsoever in connection with OVFS for more than three years.  The Board of Directors determined that Mr. Howe’s former position with OVFS does not interfere with Mr. Howe’s exercise of independent judgment in carrying out his responsibilities as a Director.

Any proposed loan between the Bank and a Director or executive officer of the Company is approved by the full Board of Directors.  The Executive Committee approved the payment of insurance premiums to the Wiseman Agency.  The Chief Executive Officer approved the issuance of promissory notes from the Company to the Wiseman Agency.  All of such related party transactions entered into since January 1, 2011, have been ratified by the Audit Committee.

The Board of Directors adopted a written policy in March 2007 requiring transactions over $120,000 involving the Company or a subsidiary of the Company and a “related party” with a direct or indirect material interest to be approved or ratified by the Audit Committee.   The Audit Committee's approval must be based on its determination that the transaction, first, is in or not inconsistent with the best interests of the Company, and second, is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party, or is for products or services from a related party of a nature, quantity or quality, or on other terms, that are not readily available from other sources. “Related parties” include directors, executive officers, beneficial holders of more than 5% of the outstanding common shares of the Company, their immediate family members, and firms, corporations and other entities in which any of them have certain relationships.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee of the Board of Directors for the Fiscal Year Ended December 31, 2011

The Audit Committee has submitted the following report for inclusion in this proxy statement:

Role of the Audit Committee, the Independent Registered Public Accounting Firm and Management

The Audit Committee consists of four Directors who qualify as independent under Nasdaq Marketplace Rules 4200(a)(15) and 4350(d)(2) as well as under Rule 10A-3 promulgated under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee appoints the Company’s independent registered public accounting firm and oversees the Company’s financial and reporting processes on behalf of the Board of Directors.  Management is responsible for the Company’s consolidated financial statements and its accounting and financial reporting processes, including the establishment and maintenance of an adequate system of internal control over financial reporting.  Management is also responsible for preparing its report on the establishment and maintenance of, and assessment of the effectiveness of, the Company’s internal control over financial reporting.  Crowe Horwath LLP (“Crowe Horwath”), the independent registered public accounting firm employed by the Company for the 2011 fiscal year, is responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its report thereon based on such audit, for issuing an attestation report on the  Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim consolidated financial statements.  The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.

Review and Discussion with Management and the Independent Registered Public Accounting Firm

As part of its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements of the Company for the year ended December 31, 2011, including a discussion of the quality, and not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the audited financial statements.  The Audit Committee also discussed with management and Crowe Horwath the adequacy and effectiveness of the Company’s internal control over financial reporting and related accounting and financial controls.  The Audit Committee also discussed with management and Crowe Horwath the interim financial and other information contained in the Company’s earnings releases and SEC filings.

The Audit Committee discussed with Crowe Horwath the matters required by the standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standard No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and, with and without management present, reviewed and discussed the results of Crowe Horwath’s examination of the Company’s consolidated financial statements.

The Audit Committee also discussed with Crowe Horwath that firm’s independence from the Company and its management.  The Audit Committee obtained from Crowe Horwath the written disclosures and the letter from the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence.  The Audit Committee discussed with Crowe Horwath any relationships or services that might affect that firm’s objectivity and satisfied itself as to Crowe Horwath’s independence.

Management’s Representations and Audit Committee Recommendations

Management has represented to the Audit Committee that the Company’s audited consolidated financial statements for the year ended December 31, 2011 were prepared in accordance with accounting principles generally accepted in the United States.  The Audit Committee has reviewed and discussed with management and Crowe Horwath the audited consolidated financial statements, and management’s report on the establishment and maintenance of, and assessments of the effectiveness of, the Company’s internal control over financial reporting.  Based on the reviews and discussions outlined above, the Audit Committee recommended to the
Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Submitted by:
Audit Committee Members

Steven B. Chapman, CPA; Chairman
Anna P. Barnitz
David W. Thomas
Lannes C. Williamson

Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

Under applicable SEC rules,  the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair that firm’s independence from the Company.  The SEC’s rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.  Accordingly, the Audit Committee has adopted, and the Board of Directors has ratified, an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the Company’s independent registered public accounting firm may be pre-approved.

The purpose of the Pre-Approval Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities.  It does not delegate the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Consistent with the SEC’s rules, the Pre-Approval Policy provides two different approaches to pre-approving services.  Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”) or require the specific pre-approval of the Audit Committee (“specific pre-approval”).  The combination of these two approaches in the Pre-Approval Policy results in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm.  As set forth in the Pre-Approval Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm.  Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

The Audit Committee may delegate either type of pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Appendices to the Pre-Approval Policy describe the services that have the general pre-approval of the Audit Committee.  The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise.  The Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee.  The Audit Committee will add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations.

All requests or applications for services to be provided by the independent registered public accounting firm that do not require specific approval by the Audit Committee will be submitted to the Company’s internal auditor and must include a detailed description of the services to be rendered.  The internal auditor will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee.  The Audit Committee will be informed on a timely basis of any such services rendered by the independent registered public accounting firm.

Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the internal auditor, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee has designated the internal auditor to monitor the performance of all services provided by the independent registered public accounting firm and to determine whether such services are in compliance with the Pre-Approval Policy.  The internal auditor will report to the Audit Committee on a periodic basis on the results of this monitoring.  Both the internal auditor and management will immediately report to the chairman of the Audit Committee any breach of the Pre-Approval Policy that comes to the attention of the internal auditor or any member of management.

Services Rendered by Independent Registered Public Accounting Firm

In October 2010, the Audit Committee approved the rehiring of Crowe Horwath for a three year-term for fiscal years 2011, 2012 and 2013.  All of the services rendered by Crowe Horwath to the Company during 2011 and 2010 were pre-approved by the Audit Committee.  Fees billed for services rendered by Crowe Horwath for each of 2011 and 2010 were:

Audit Services.  The aggregate fees billed by Crowe Horwath for the audit of the financial statements included in the Annual Report on Form 10-K for the review of the financial statements included in our quarterly reports on Form 10-Q, and for professional services related to providing a consent included in a registration statement and preparation of a comfort letter for our fiscal years ended December 31, 2011 and 2010, were $185,000 and $210,963, respectively.

Audit-Related Fees.  Audit related fees billed were $2,669 in each of 2011 and 2010 and consisted of an annual database software license.

Tax Fees.  The aggregate fees billed for professional services rendered by Crowe Horwath for tax preparation, tax compliance, tax advice and tax planning was $17,000 in each of 2011 and 2010.

All Other Fees.  Other fees billed in 2011 were $3,500 for consent procedures related to the Company’s filing of the S-3 registration statement related to the Company’s Dividend Reinvestment Plan.  There were no other fees or expenses billed by Crowe Horwath for 2010.

PROXY ITEM 3:  RATIFICATION OF THE SELECTION OF CROWE HORWATH LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Crowe Horwath as independent registered public accounting firm for fiscal year 2012.  Crowe Horwath has served as the Company's independent registered public accounting firm since 1992.  Although not required, shareholders are being asked to ratify the appointment of Crowe Horwath as the Company's independent registered public accounting firm for fiscal year 2012 as good corporate practice.  The vote will not be binding on the Audit Committee.  If the selection of Crowe Horwath is not ratified, the Audit Committee will reconsider but may decide to maintain the appointment of Crowe Horwath.  Even if the selection is ratified by the shareholders, the Audit Committee may, in its discretion, retain a different independent registered public accounting firm at any time if such change would be in the best interests of the Company and its shareholders.

Management of the Company expects that a representative of Crowe Horwath will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The board of directors recommends a vote "FOR" the ratification of the selection of Crowe Horwath LLP as the independent registered public accounting firm for fiscal year 2012.

ANNUAL REPORT – FORM 10-K

The Company will provide without charge to any shareholder of record on March 23, 2012, on the written request of any such shareholder, a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, required to be filed under the Exchange Act for the Company's fiscal year ended December 31, 2011.  Such written request should be directed to Larry E. Miller, II, Secretary, Ohio Valley Banc Corp., P.O. Box 240, Gallipolis, Ohio 45631, telephone number
1-800-468-6682 or 1-740-446-2631.

PROXY STATEMENT PROPOSALS

Any proposals of shareholders intended to be included in the Company’s proxy statement for the 2013 Annual Meeting of Shareholders should be sent to the Company by certified mail and must be received not later than November 30, 2012.  In addition, if a shareholder intends to present a proposal at the 2013 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by February 13, 2013, then the proxies designated by the Board of Directors of the Company for the 2013 Annual Meeting of Shareholders of the Company may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

Shareholders desiring to nominate candidates for election as directors at the 2013 Annual Meeting must follow the procedures described in “ELECTION OF DIRECTORS – Nominating Procedures.”

HOUSEHOLDING INFORMATION

Each shareholder of record will receive a separate mailing of the Notice Regarding Internet Availability of Proxy Materials and, at a later date, a copy of that Notice, a proxy, and a return envelope.  Each shareholder of record desiring a printed copy of the proxy materials must request such shareholder’s own copy.  Beneficial shareholders whose shares are held by a bank, broker or other holder of record should request information about householding from such record holder.

OTHER MATTERS

The only business the Company’s management intends to present at the Annual Meeting consists of the matters set forth in this proxy statement.  The Company’s management knows of no other matters to be brought before the Annual Meeting by any other person or group.

If any other matters should properly come before the Annual Meeting, the proxy holders will vote on those matters in their discretion.

All duly executed proxies received will be voted.

Please sign and date the proxy you will receive from the Company and mail it promptly; submit your proxy electronically by going to the Company’s website at http://www.ovbc.com and following the instructions on that website; or call toll free 1-800-555-8140 and follow the instructions provided by the recorded message.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Jeffrey E. Smith
Jeffrey E. Smith
Chairman and Chief Executive Officer

/s/Thomas E. Wiseman
Thomas E. Wiseman
President and Chief Operating Officer

OHIO VALLEY BANC CORP.
420 Third Avenue
P.O. Box 240
Gallipolis, OH  45631

No. of OVBC Shares: Account No.

Control Number:

Please indicate any address change above.

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote by proxy:

By Mail
Sign and date this proxy on the reverse side and return in the enclosed envelope.

By Internet
▪	Go to http://www.ovbc.com and click on the “Proxy Voting” button.
▪	Enter your unique “Control Number” shown in the box above.
▪	Follow the instructions on your screen.

You will incur only your usual Internet access charges.

By Telephone
•	Call toll free 1-800-555-8140.
•	Follow the instructions provided by the recorded message.

Internet and telephone voting is available until 11:59 p.m. Eastern Daylight Saving Time on May 8, 2012.

Please note that the last instruction received, whether by mail, Internet or telephone, will be the instruction counted.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on May 9, 2012

The Proxy Statement, sample proxy card and Annual Report to Shareholders for the 2012 Annual Meeting are available on the Company’s website at http://www.ovbc.com/go/proxyinfo.

To obtain directions to attend the Annual Meeting and vote in person, please call Deborah A. Carhart, Assistant Vice President, Shareholder Relations, at 1-800-468-6682 or 1-740-446-2631.

OHIO VALLEY BANC CORP.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 9, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of common shares of Ohio Valley Banc Corp. (the “Company”) hereby appoints Jeffrey E. Smith, David W. Thomas and Larry E. Miller, II, and each of them with full power of substitution to each, the true and lawful attorneys and proxies of the undersigned to vote all of the common shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, May 9, 2012 at 5:00 p.m., Eastern Daylight Saving Time, and at any adjournment(s) thereof, as follows:

1.	To elect the following director to the Board of Directors for a term expiring in 2014:

Lannes C. Williamson   □ Vote For          □ Withhold Authority to Vote

2.	To elect the following three (3) directors to the Board of Directors for a term expiring in 2015:

Anna P. Barnitz              □ Vote For          □ Withhold Authority to Vote

Roger D. Williams          □ Vote For          □ Withhold Authority to Vote

Thomas E. Wiseman      □ Vote For          □ Withhold Authority to Vote

3.	To ratify the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012.

                                     FOR  □              AGAINST  □           ABSTAIN  □

4.	The individuals designated to vote this proxy are authorized to vote in their discretion upon any other matter which properly comes before the Annual Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOUR NOMINEES LISTED IN ITEMS 1 AND 2, WHO HAVE BEEN NOMINATED BY THE BOARD OF DIRECTORS, AND “FOR” ITEM 3.

WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR NOT VOTED AS SPECIFIED.  UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY,  AND “FOR” THE RATIFICATION OF THE SELECTION OF CROWE HORWATH LLP.  IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THIS PROXY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

ALL PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED.  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING ANNUAL REPORT, NOTICE OF ANNUAL MEETING, AND PROXY STATEMENT FOR THE MAY 9, 2012 MEETING.

Please sign exactly as your name appears hereon.  All joint owners should sign.  When signing as Attorney, Executor, Administrator, Trustee, or Guardian, please give full title as such.  If the shareholder is a corporation, please sign the full corporate name by authorized officer.  If the shareholder is a partnership, please sign in partnership name by authorized person.

_________________________________        _______                                                                                                                      __________________________________    _______
Shareholder Signature                                                  Date                                                                                                                          Shareholder Signature (Joint Owners)                     Date

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR TELEPHONE,
PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE

THE OHIO VALLEY BANK COMPANY

TO:                      PARTICIPANTS IN THE OHIO VALLEY BANC CORP.
                             EMPLOYEES’ STOCK OWNERSHIP PLAN AND TRUST

FROM:                MELISSA P. MASON

DATE:                 MARCH 30, 2012

SUBJECT:           VOTING WHOLE COMMON SHARES BY PARTICIPANTS
                             ANNUAL SHAREHOLDERS’ MEETING MAY 9, 2012

As a participant in the Ohio Valley Banc Corp. Employees’ Stock Ownership Plan and Trust, you have the right to direct The Ohio Valley Bank Company, as Trustee, with respect to the exercise of voting rights of whole shares allocated to your account.

To the extent shares are not voted by the Plan participant, the Trustee will vote those shares in its sole and absolute discretion in the best interest of the Plan participants.

The Proxy Statement and Annual Report to Shareholders are available on the Bank’s website at http://www.ovbc.com/go/proxyinfo.  After reading the proxy materials, you can submit your instruction electronically by using the “ESOP Proxy Voting Instructions” email which will be sent to you today.  After receipt of the email, click reply, enter your vote, and then click send.  Alternatively, you may print the attached instruction, complete it, sign it and return it to me.  Your completed instruction will direct The Ohio Valley Bank Company how to vote your Plan shares.

Sincerely,

/s/Missy Mason
Melissa P. Mason
Assistant Vice President
Trust Officer

OHIO VALLEY BANC CORP.
420 Third Avenue
P.O. Box 240
Gallipolis, OH  45631

No. of Trust Shares:

Please indicate any address change above.

ESOP VOTING INSTRUCTIONS

Please fill in, sign, and return this instruction form.  Please sign exactly as your name appears hereon.

___________________________________                                          ____________
Shareholder Signature                                                                                     Date

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on May 9, 2012

The Proxy Statement, sample proxy card and Annual Report to Shareholders for the 2012 Annual Meeting are available on the Company’s website at http://www.ovbc.com/go/proxyinfo.

OHIO VALLEY BANC CORP.
ESOP VOTING INSTRUCTION FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 9, 2012

THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of common shares of Ohio Valley Banc Corp. (the “Company”) allocated to the account of the undersigned under the Ohio Valley Banc Corp. Employee Stock Ownership Plan (“ESOP”) hereby instructs and directs the trustee of the ESOP to vote all of the common shares of the Company allocated to the account of the undersigned and entitled to be voted at the Annual Meeting of Shareholders of the Company, to be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, May 9, 2012 at 5:00 p.m., Eastern Daylight Saving Time, and at any adjournment(s) thereof, as follows:

1.	To elect the following director to the Board of Directors for a term expiring in 2014:

Lannes C. Williamson   □ Vote For         □ Withhold Authority to Vote

2.	To elect the following three (3) directors to the Board of Directors for a term expiring in 2015:

Anna P. Barnitz              □ Vote For         □ Withhold Authority to Vote

Roger D. Williams          □ Vote For         □ Withhold Authority to Vote

Thomas E. Wiseman      □ Vote For         □ Withhold Authority to Vote

3.	To ratify the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012.

                                     FOR  □             AGAINST  □           ABSTAIN  □

4.	The individuals designated to vote this proxy are authorized to vote in their discretion upon any other matter which properly comes before the Annual Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOUR NOMINEES LISTED IN ITEMS 1 AND 2, WHO HAVE BEEN NOMINATED BY THE BOARD OF DIRECTORS, AND “FOR” ITEM 3.

WHERE A CHOICE IS INDICATED, THE SHARES ALLOCATED TO THE ACCOUNT OF THE UNDERSIGNED WILL BE VOTED AS SPECIFIED.  IF NO CHOICE IS INDICATED OR IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS INSTRUCTION WILL BE VOTED IN THE DISCRETION OF THE TRUSTEE OF THE ESOP, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

ALL INSTRUCTIONS PREVIOUSLY GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED.  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ANNUAL REPORT, NOTICE OF ANNUAL MEETING, AND PROXY STATEMENT FOR THE MAY 9, 2012 MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder
 Meeting to be Held on May 9, 2012

of the

OHIO VALLEY BANC CORP.
NOTICE OF ANNUAL MEETING

                                                                                           To Be Held On:
                                                                                                                              May 9, 2012
                                                                                                                                                                                                                                                                                     4:00 p.m. – Social Hour
                                                                                                                                                                                                                                                                             5:00 p.m. – Annual Meeting
                                                                                                                                  Morris and Dorothy Haskins
                                                                                                                               Ariel Theatre
                                                                                                                                             426 2nd Avenue
                                                                                                                                                                                                                                                       Gallipolis, OH  45631

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.  We will mail a proxy card to you  approximately 10 days after we first mail this Notice to you.

Please note that you cannot use this notice to vote by mail.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one.  There is no charge to you for requesting a copy.  To facilitate timely delivery, please make the request as instructed below before April 25, 2012.

TO VIEW PROXY MATERIALS ONLINE:

Please visit http://www.ovbc.com/go/proxyinfo where the following materials are available for viewing:
•	Letter to Shareholders
•	Notice of Annual Meeting of Shareholders
•	Proxy Statement
•	Annual Report
•	Proxy Card

TO REQUEST PAPER OR E-MAIL PROXY MATERIALS, FOR THIS MEETING AS WELL AS FUTURE SHAREHOLDER MEETINGS:

Telephone:            (740)446-2631 or toll free (800)468-6682, Ext. 365
E-Mail:                   dacarhart@ovbc.com or investorrelations@ovbc.com.  Send your name, address and Control Number, located above the first paragraph on this Notice
Mail:                       Ohio Valley Banc Corp., P.O. Box 240, Gallipolis, OH  45631-0240
Internet:	Access the website http://www.ovbc.com/go/proxyinfo and follow the instructions provided.

TO VOTE:

In Person:              You may vote your shares in person by attending the Annual Meeting.  You may obtain directions to the meeting by calling (740)446-2631 or toll free
(800)468-6682, Ext. 365.
Mail:                       You may vote through a proxy card to be mailed approximately 10 days after we first mail this Notice to you.
Online:	You may vote online at http://www.ovbc.com beginning March 30, 2012. You will need to have your Control Number, located above the first paragraph on this Notice.
Phone:	You may vote by phone by calling (800)555-8140 beginning March 30, 2012. You will need to have your Control Number, located above the first paragraph on this Notice.

VOTING ITEMS:

1.           Election of one director for a term expiring in 2014.  (The Board recommends a vote FORLannes C. Williamson.)

2.	Election of three directors for a term expiring in 2015. (The Board recommends a vote FOR Anna P. Barnitz, Roger D. Williams, and Thomas E. Wiseman.)

3.
Ratification of the selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2012.  (The Board recommends a vote FOR ratification.)

4.           Such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEMS 1 AND 2, AND A VOTE “FOR” ITEM 3.

[Version to be distributed to ESOP participants]

Important Notice Regarding the Availability of Proxy Materials for the Shareholder
 Meeting to be Held on May 9, 2012

of the

OHIO VALLEY BANC CORP.
NOTICE OF ANNUAL MEETING

                                                                                          To Be Held On:
                                                                                                                             May 9, 2012
                                                                                                                                                                     4:00 p.m. – Social Hour
NAME                                                                                                                                                                                                                                                                       5:00 p.m. – Annual Meeting
ADDRESS                                                                                                                                                                                                                                                              Morris and Dorothy Haskins
ADDRESS                                                                                                                                                                                                                                                                          Ariel Theatre
CITY, STATE, ZIP                                                                                                                                                                                                                                                          426 2nd Avenue
                                                                                                                                                                                                                                                      Gallipolis, OH  45631

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

Please note that you cannot use this notice to vote by mail.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one.  There is no charge to you for requesting a copy.  To facilitate timely delivery, please make the request as instructed below before April 25, 2012.

TO VIEW PROXY MATERIALS ONLINE:

Please visit http://www.ovbc.com/go/proxyinfo where the following materials are available for viewing:
•	Letter to Shareholders
•	Notice of Annual Meeting of Shareholders
•	Proxy Statement
•	Annual Report
•	Proxy Card

TO REQUEST PAPER OR E-MAIL PROXY MATERIALS, FOR THIS MEETING AS WELL AS FUTURE SHAREHOLDER MEETINGS:

Telephone:            (740)446-2631 or toll free (800)468-6682, Ext. 365
E-Mail:                    dacarhart@ovbc.com or investorrelations@ovbc.com.  Send your name, address and Control Number, located above the first paragraph on this Notice
Mail:                       Ohio Valley Banc Corp., P.O. Box 240, Gallipolis, OH  45631-0240
Internet:	Access the website http://www.ovbc.com/proxyinfo and follow the instructions provided.

TO VOTE:

Online:	You may vote online with the electronic instruction card you will receive by email. Upon receipt of the electronic instruction card, click on reply, fill in, and click send.
Mail:	You may vote through an instruction card you will receive by email. Forward completed instruction card to the Trust Department.

VOTING ITEMS:

1.	Election of one director for a term expiring in 2014. (The Board recommends a vote FOR Lannes C. Williamson.)

2.	Election of three directors for a term expiring in 2015. (The Board recommends a vote FOR Anna P. Barnitz, Roger D. Williams, and Thomas E. Wiseman.)

3.
Ratification of the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012.  (The Board recommends a vote FOR ratification.)

4.	Such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEMS 1 AND 2, AND A VOTE “FOR” ITEM 3.

To obtain directions to attend the Annual Meeting, please call Deborah A. Carhart, Assistant Vice President, Shareholder Relations, at 1-800-468-6682 or 1-740-446-2631.